                [CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
                  PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED
                      AND HAVE BEEN SEPARATELY FILED WITH
                   THE COMMISSION. THE CONFIDENTIAL PORTIONS
                       OMITTED ARE INDICATED BY ASTERISKS
                             AND A STATEMENT TO THE
                               FOREGOING EFFECT.]


                                                                    Exhibit 10.9

                           NETWORK SERVICES AGREEMENT


         This NETWORK SERVICES AGREEMENT ("Agreement") is dated as of this 25th day of November, 1998, ("Effective Date") by and between:

                  HIGH SPEED ACCESS CORP.
                  1000 West Ormsby Ave., Suite 210
                  Louisville, Kentucky 40210                            ("HSAC")

                  CHARTER COMMUNICATIONS, INC.
                  12444 Powerscourt Dr., Suite 400
                  St. Louis, MO 63131                                ("Charter")

                  and

                  MARCUS CABLE, INC.
                  2911 Turtle Creek Blvd., Suite 1300
                  Dallas, TX 75219                                    ("Marcus")

                                    RECITALS

         A. Marcus and Charter (referred to individually and together herein as the "Operator") own and operate Cable Systems and wish to offer some of their Cable Subscribers in the Cable Systems listed on EXHIBIT A to this Agreement the opportunity to utilize the applicable Cable Systems for Internet access and related services.

         B. HSAC provides Internet access and related services through various sources including Cable Systems.

         C. HSAC, Charter, Marcus, and Vulcan Ventures, Incorporated ("Vulcan") are entering into that certain Systems Access and Investment Agreement of even date herewith ("Systems Access Agreement"), and HSAC and Vulcan are entering into that certain Programming Content Agreement of even date herewith ("Content Agreement"). The Access Agreement and Content Agreement are incorporated herein by this reference.

         D. Operator wishes to retain HSAC to provide Internet access and related services to certain of its Cable Subscribers, and HSAC wishes to access the Cable Subscribers in the Cable Systems listed on EXHIBIT A and use certain other Cable Systems of Operator to provide Internet access and related services to such Cable Subscribers.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

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

1. DEFINITIONS. In addition to the other capitalized terms defined elsewhere in this Agreement, the following terms will have the meanings set forth below:

         1.1. "Activation Schedule" means the schedule(s) for the Full HSAC Services Roll-Out of Committed Systems to be agreed upon by Operator and HSAC pursuant to Section 2.4 hereof.

         1.2. "Cable Subscriber" means a cable TV subscriber or potential subscriber residing in a Home Passed in a Committed System regardless of whether such cable TV subscriber or potential subscriber subscribes to HSAC Services.

         1.3. "Cable System(s)" means any radio frequency ("RF") cable television franchise or hybrid fiber-coaxial RF Plant distribution system ("RF Plant") serving a geographically proximate group of residences, businesses, or other locations. Cable Systems include both One-Way Systems and Two-Way Systems.

         1.4. "Committed System(s)" means the Cable Systems that Operator or any Potential Operator has specifically designated in such Operator's or Potential Operator's sole and absolute discretion as Committed Systems pursuant to Section
2.1 and 2.2, that such Operator or Potential Operator reasonably believes will conform to Section 4 of the Systems Access Agreement, and that are either listed in EXHIBIT A attached hereto as of the Effective Date or are added to EXHIBIT A by amendment during the Term pursuant to Section 2.2. A Cable System shall be deemed to no longer be a Committed System if (i) it has been withdrawn by an Operator or Potential Operator pursuant to Section 2.3 or 18 hereof, (ii) this Agreement has expired or been terminated for any reason pursuant to Section 18 hereof, or (iii) such Committed System is no longer controlled by the applicable Operator or Potential Operator for any reason.

         1.5. "Confidential Information" means any and all information related to either HSAC's business or Operator's business in any form, including, without limitation, (i) customer information, (ii) the terms and conditions of this Agreement, (iii) all dates, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner by or from the disclosing party's files, and (iv) financial, statistical, personnel, or technical information, software or documentation, which the disclosing party deems proprietary or confidential.

         1.6. "Conversion Requirements" means such requirements as are set out in EXHIBIT H.

         1.7. "Customer List(s)" means the Operator's list of Cable Subscribers in each Committed System and related subscriber information.

         1.8. "Data Subscriber" means a Cable Subscriber residing in a Home Passed in a Committed System who subscribes to HSAC Services regardless of whether such subscriber subscribes to Operator's cable TV service. Each Multiple Dwelling Unit ("MDU") constitutes not more than a single Data Subscriber for purpose of this Agreement.

         1.9. "Full HSAC Services Roll-Out" means the creation, staffing and operation of every business, technical and service aspect necessary to fully implement the HSAC Services.


         1.10. "Gross Revenues" means all gross revenues collected from Data Subscribers for the HSAC Services, including, without limitation, monthly subscription fees regardless of which party handles the billing and collection, and as used herein, does not include (i) applicable sales or use taxes, (ii) federal, state or local franchise fees, (iii) Installation Fees or any other set-up charges assessed by HSAC, Operators or any authorized third-party reseller or installer (subject to the limitations set forth in Section 6.2 below), (iv) rentals paid by Data Subscribers on Home Equipment Packages (subject to the limitations set forth in Section 6.2 below) (v) charges for security encryption software sold or sublicensed to Data Subscribers under
Section 9 of this Agreement, and (vi) add-on ISP fees charged by HSAC to Data Subscribers for commercial web-hosting activities (i.e., local caching on HSA's servers of commercial websites, not "complimentary" personal home page hosting of 5MB or less webpages).


         1.11. "Home Equipment Package" means the cable modem and related power converter/supply, network interface card (NIC), patch cable, and related software for each Data Subscriber.

         1.12. "Homes Passed" means residences that are connected (i.e., a residence with an installed cable "drop" from a Committed System or which is eligible for such cable "drop" by virtue of a Committed System passing such residence) to the cable RF Plant/head-ends of a Committed System, regardless of whether the persons residing in such residences subscribe to cable TV services. Each MDU constitutes a single Home Passed for purposes of this Agreement.

         1.13. "HSAC Network Equipment" means the equipment that HSAC employs for operation of the HSAC Services by connecting such equipment to the head-end of Operator's Cable Systems. HSAC Network Equipment includes, without limitation, all monitoring devices, telecommunications equipment, storage devices, computing and data processing equipment, and software.

         1.14. "HSAC Services" means the design, engineering, construction (excluding the RF Plant portion of the Cable System), installation, activation, beta testing, ISP and data network operation and management, sales and marketing, customer service and "call center" support, billing (as agreed to the parties on a case-by-case basis), pre- and post-Launch Date deployment and operation, and maintenance of Internet access and related services from the Data Subscriber's computer and cable modem through any Committed System to HSAC's Internet Portal including, without limitation, interfacing HSAC Network Equipment with Committed Systems to allow Data Subscribers, for a monthly fee or other charges, to browse the World Wide Web, read news groups, and receive and send electronic mail ("E-mail") and perform related activities.

         1.15. "Installation Fee" means the gross revenues collected directly or indirectly from a Data Subscriber by HSAC, Operator, or any authorized third-party reseller or installer for the installation and connection of a Home Equipment Package for such Data Subscriber to receive HSAC Services but does not include (i) applicable sales or use taxes, (ii) federal, state or local franchise fees.

         1.16. "Internet Portal" means a physical site sometimes referred to as a "point of presence" where there is a collection of equipment including routers, data storage devices, and modems that are used to connect to customers and leased telecommunication lines that connect such site directly to a part of the Internet backbone.

         1.17. "ISP" or "Internet Service Provider" means an entity that provides Internet access to its customers.

         1.18. "Launch Date" means, with respect to a particular Committed System, the date on which HSAC or Operator, as the case may be, is required to commence revenue billing for Data Subscribers in such Committed System pursuant to the Activation Schedule.


         1.19. "Minimum Penetration Rate" means (1) with respect to a Committed System where the Operator is the sole provider of RF cable/coaxial landline connectivity to Homes Passed, that *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of the Homes Passed in each Committed System shall have subscribed as Data Subscribers within eighteen (18) months of the Launch Date, and (ii) with respect to an overbuilt Committed System where another MSO or utility competes in the same geographic area with the Operator for RF cable/landline connectivity to Homes Passed, that a customer base equivalent in number to *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of the Operator's actual paying cable customers in each such Committed System shall have subscribed as Data Subscribers within eighteen
(18) months of the Launch Date (e.g., Newman, Georgia would qualify as an overbuilt Committed System).


         1.20. "MSO" means an entity that owns, controls, or operates multiple Cable Systems that is generally referred to as a Multiple System Operator in the cable television industry.

         1.21. "One-Way" means a Cable System that can only deliver television signals, data, or other digital or analog information downstream from the cable head end to the Cable Subscriber, and must use another means, including without limitation a telephone line and modem, to send any information from the Cable Subscriber to an Internet Portal.

         1.22. "Other Agreements" means the Systems Access Agreement and the other agreements set forth in subsections (i), (iii), (iv), (v), (vi), (vii),
(viii) and (ix) of Section 1.24 of the Systems Access Agreement.

         1.23. "Potential Operators" means, as the case may be or the context requires, any MSO or operator of packet-switched data systems now or hereafter owned or controlled by, directly or indirectly, or affiliated with Paul G. Allen, Operators or their respective affiliates or subsidiaries.

         1.24. "System Data Requirements" means the minimum technical requirements set forth on EXHIBIT B hereto to which the RF Plants in Operators' Committed Systems must conform.

         1.25. "System Service Requirements" means the minimum technical and service requirements set forth on EXHIBIT G hereto to which the HSAC Services must conform.

         1.26. "Termination Fee" means an amount equal to one-half of the net present value of the Gross Revenues which would otherwise have been generated for the HSAC Services from the base of Data Subscribers existing as of the date of termination in a Committed System through the remainder of the Term. If the parties cannot agree upon the amount of any Termination Fee, they shall jointly engage and split the cost of a neutral appraiser or valuation specialist to place a value on such Termination Fee.

         1.27. "Two-Way" means a Cable System that can both send and deliver television signals, data, or other digital or analog information upstream and downstream to and from the cable head-end to and from the Cable Subscriber, without using another means to send or receive any information from the Cable Subscriber to an Internet Portal.

         1.28. Other Definitions. The following additional defined terms shall have the meanings ascribed to them in the Sections indicated below:

                 "24x7"                                      7.2.5
                 "Additional System Notice"                    2.2
                 "Attainment Measures"                         2.3
                 "Call Center"                               7.2.5
                 "Force Majeure"                                21
                 "HSAC's Share"                          Exhibit D
                 "Initial Term"                                 16
                 "Intellectual Property Laws"               13.1.5
                 "MDU"                                         1.8
                 "NOC"                                       7.2.5
                 "Notice"                                    7.3.4
                 "Operator's Share"                      Exhibit D
                 "Out-of-Compliance Event"               Exhibit D
                 "RF"                                          1.3
                 "RF Plant"                                    1.3
                 "RBOC"                                      2.4.2
                 "Renewal Term"                                 16
                 "Service Failure"                           7.3.4

                 "Statement"                             Exhibit D
                 "Systems Access Agreement"Recital C
                 "Term"                                         16
                 "Termination Events"                         18.3

2. EXCLUSIVE RIGHT TO PROVIDE HSAC SERVICES TO COMMITTED SYSTEMS; ADDITIONAL COMMITTED SYSTEMS; INSPECTION AND ACCEPTANCE CRITERIA.

         2.1. Exclusive Access. During the Term, HSAC shall have the sole and exclusive right to access the Committed Systems listed on EXHIBIT A to this Agreement for purposes of performing the HSAC Services and to perform the HSAC Services for the Committed Systems, subject to and in accordance with the terms herein and the Systems Access Agreement. Subject to the procedures set forth in this Section 2, HSAC shall perform a Full HSAC Services Roll-Out on every such Committed System within the time frames specified for a particular Committed System in the Activation Schedule.

         2.2. Designation of Additional Systems. During the Term (and subject to the procedures set forth in this Section 2), Operator and Potential Operators shall have the unilateral right, but not the obligation, to designate an unlimited number of additional Cable Systems as Committed Systems under this Agreement, and such right shall extend to any and all Cable Systems now owned or managed or hereafter acquired or managed by Operator or Potential Operator. Operator and Potential Operators shall exercise their right to designate additional Cable Systems as Committed Systems hereunder by delivering written notice of such designation to HSAC (an "Additional System Notice"). Upon HSAC's receipt of such Additional System Notice, HSAC and the applicable Operator shall amend this Agreement to add such Cable System(s) to EXHIBIT A, and the Cable System(s) designated in such Additional System Notice shall automatically become Committed Systems hereunder. If a Potential Operator designates Committed Systems hereunder, the parties and such Potential Operators shall amend this Agreement to include such Potential Operator as an Operator for all purposes hereunder.

         2.3. Commissioning of RF Plant; System Data Requirements. Within sixty
(60) days of (i) the Effective Date (as to the Committed Systems referenced in Section 2.1 above), and (ii) HSAC's receipt of an Additional System Notice (as to the Committed Systems referenced in Section 2.2 above), HSAC shall perform an engineering inspection of Operator's RF Plant in the applicable Committed Systems and deliver to Operator, HSAC's recommendations for any upgrades or repairs (if HSAC fails to deliver such recommendations for any Committed System within such 60 day period, then such Committed Systems will be deemed to satisfy the System Data Requirements) which may be necessary for the Committed System to conform to System Data Requirements ("Attainment Measures"). Operator acknowledges and agrees that (i) in order for HSAC to deliver HSAC Services to Data Subscribers, each Committed System must satisfy the System Data Requirements, (ii) HSAC is not responsible for whether the Committed Systems satisfy the System Data Requirements, and (iii) Operator shall undertake (or refuse to take, as the case may be) those Attainment

Measures necessary to cause the Committed System's RF Plant to attain, and thereafter maintain in conformity with, the System Data Requirements during the Term of this Agreement. If the Operator declines to effect appropriate Attainment Measures for any particular Committed System, this Agreement shall terminate as to such Committed System without liability of any kind to either Operator or HSAC, and such Committed System shall be removed from EXHIBIT A of this Agreement. If the Operator agrees to effect the Attainment Measures, the Activation Schedule shall be amended to establish the milestones for Operator to bring the Committed Systems into conformity with the System Data Requirements including a reasonable amount of additional time for HSAC to complete its Full HSAC Services Roll-Out for such Committed Systems.

         2.4.     Activation Schedule.

                  2.4.1. The Activation Schedule for the initial Committed Systems as of the Effective Date hereunder shall be as set forth in EXHIBIT A. Within forty-five (45) days of HSAC's receipt of an Additional System Notice, Operator and HSAC shall negotiate and agree in good faith upon a feasible, reasonable "critical path" timelines for each Committed System's Full HSAC Services Roll-Out, and memorialize such timeline in an Activation Schedule (as same may be amended from time to time as contemplated in Section 2.3 above to account for the Operator's taking of Attainment Measures and as the parties may otherwise agree in writing). The Activation Schedule shall set out implementation milestones, including, without limitation: (i) that Operator shall notify HSAC when a particular Committed System conforms (or when the Operator expects such Committed System to conform if the taking of Attainment Measures is required) with the System Data Requirements, (ii) the Launch Date, and (iii) the date when the Full HSAC Services Roll-Out in each Committed System shall be completed. In the event that the parties cannot agree upon a reasonable Activation Schedule for any additional Committed Systems designated under
Section 2.2 within forty-five (45) days of HSAC's receipt the applicable Additional Systems Notice, then the provisions of Section 6.4 of the Systems Access Agreement shall apply, and HSAC will implement the HSAC Services for such additional Committed Systems at a rate of eight (8) head-ends per month (such head-ends to be designated by Operator), with Operators' head-ends receiving priority for activation over head-ends owned and/or operated by other customers of HSAC.

                  2.4.2. HSAC will not be deemed in default of a scheduled Launch Date if (i) a Regional Bell Operating Company ("RBOC") or other telephone network provider (a "telco") is late in installing a T-1 line or backbone connection necessary for the HSAC Services following the submission of a complete order by HSAC to such party before the lead times required by such party in order to install such T-1 line or backbone connection in sufficient time to meet the applicable Launch Date, (ii) an equipment vendor (e.g., COM21) fails to meet its delivery deadlines with respect to the HSAC Network Equipment or Home Equipment Packages following the submission of a complete order by HSAC to such party before the lead times required by such party in order to deliver such equipment in sufficient time to meet the applicable Launch Date, or (iii) HSAC does not receive any specialized equipment required to carry the Vulcan Content (as defined in the Content Agreement), which equipment is otherwise not required in order to perform the HSAC Services, on a timely basis following the submission of a complete order by HSAC to the vendor of such equipment before the lead times required by such vendor in order to deliver such equipment in sufficient time for HSAC to meet the applicable Launch Date.

3. HSAC OBLIGATIONS AFTER COMMISSIONING. As soon as Operator notifies HSAC that any head-end in a Committed System conforms to the System Data Requirements, HSAC agrees that it shall in conformity with the Activation Schedule:

         3.1. install and connect the HSAC Network Equipment (subject to Section 6.2);

         3.2. arrange at its expense for data transport (via telco, wireless, etc.) from the Internet backbone to the head-ends of Operator's RF Plant for a Committed System;

         3.3. arrange telco return path circuits in One-Way Committed Systems;

         3.4.     commission the HSAC Network Equipment interface;

         3.5.     activate the data through-put portion of the HSAC Services;

         3.6. begin marketing HSAC Services in the relevant areas and begin offering subscriptions to potential Data Subscribers; and

         3.7. complete the Full HSAC Services Roll-Out for such Committed System and provide the HSAC Services for such Committed Systems.

4. UPGRADES. After initial activation of HSAC Services in a Committed System, the Operator may reasonably request upgrades to the HSAC Network Equipment, and HSAC shall make such upgrades at its expense within a reasonable time period, provided that such upgrades are commercially reasonable. HSAC shall also make substantially the same upgrades to the HSAC Network Equipment that HSAC makes to substantially similar equipment that HSAC uses to provide HSAC or third party customers access to the Internet. HSAC will provide Operator with all updates and upgrades that HSAC develops or uses on any Cable System at the same prices as such updates and upgrades are provided by HSAC to other customers of HSAC. Neither party shall unilaterally change HSAC Network Equipment or Operator's RF Plant in any way that renders a Committed System or the HSAC Services inoperable without consulting with the other party regarding the allocation of costs relating to such changes or upgrades.

5.       ALLOCATION OF MAINTENANCE OBLIGATIONS.

         5.1. Allocation. Following the commissioning of each Committed System, HSAC shall maintain all HSAC Network Equipment. Operator shall maintain the integrity of its RF

Plant for each Committed System (including, without limitation, all coaxial cable, head-end equipment, connectors, amplifiers and passive devices and splitters). HSAC shall not be required to repair or maintain any portion of the RF Plant of any Committed System. Operator shall also provide technical personnel to eliminate signal leakage and maintain a proper connection interface of the HSAC Network Equipment to the RF Plant for each Committed System.

         5.2. Damage to Operator's Facilities. HSAC shall use its best efforts to avoid damaging the Operator's RF Plant for each Committed System, and shall not move, relocate, alter, sell, lease, license, assign, encumber or otherwise tamper with the RF Plant of any Committed Systems. Without limiting Operator's rights and remedies, HSAC shall pay to repair or replace any of Operator's equipment that HSAC or its employees damage and shall pay Operator for any damages resulting therefrom. Such repairs shall return such Operator equipment to at least the same condition it was before the damage, and any replacement equipment will be at least the same quality as the Operator equipment that is replaced.

         5.3. Damage to HSAC Network Equipment. The HSAC Network Equipment shall be the property of HSAC. Operator shall use its best efforts to avoid damaging the HSAC Network Equipment, and shall not move, relocate, alter, sell, lease, license, assign, encumber or otherwise tamper with the HSAC Network Equipment. Without limiting HSAC's rights and remedies, Operator shall pay to repair or replace any of HSAC's equipment that Operator or its employees damage and shall pay HSAC for any damages resulting therefrom. Such repairs shall return the HSAC Network Equipment to at least the same condition it was before the damage, and any replacement equipment will be at least the same quality as the HSAC Network Equipment that is replaced.

6.       HOME EQUIPMENT PACKAGE.

         6.1. Equipment Choice. Operator and HSAC shall mutually choose the vendor/brand* of HSAC Network Equipment and cable modems for each Committed System, and HSAC shall procure the Home Equipment Packages for Data Subscribers (except for Data Subscribers who purchase their own). Such Home Equipment Packages shall be installed in accordance with Section 6.2 below. Upon installation of such Home Equipment Packages, HSAC shall monitor and maintain electronically the Home Equipment Package for each Data Subscriber. Unless purchased directly by a Data Subscriber from Operator or a third party reseller/retailer, HSAC shall retain ownership of the Home Equipment Packages. Each Data Subscriber shall be required to sign a statement acknowledging HSAC's ownership of the Home Equipment Package. (*For purposes of this Agreement, Com2l, Terayon and any other brands the parties may from time to time agree upon shall be deemed acceptable brands.)

         6.2. Installation And Modem Revenue Sharing. Either party may install Home Equipment Packages or engage qualified third party installers to install Home Equipment Packages for Data Subscribers. The party that installs Home Equipment Packages shall keep 100% of the Installation Fee (which Installation Fee will not exceed one hundred fifty dollars

($150) per Data Subscriber). If HSAC sells equipment compressing any part of the Home Equipment Package to a Data Subscriber, then HSAC shall pay 50% of the gross profit (i.e., the gross "retail" sales price (not including applicable sales taxes) less its direct wholesale cost for such equipment and any other direct, out-of-pocket sales expense) it receives from such sale. If Operator sells equipment that is part of the Home Equipment Package, then Operator shall keep 100% of the Gross Revenues from [ILLEGIBLE]. If HSAC rents any equipment that is part of the Home Equipment Package to a Data Subscriber, then HSAC shall be entitled to retain 100% of such rentals up to a maximum of $14.95 per month per Data Subscriber, and all rentals in excess of such amount will be divided equally between HSAC and Operators. Nothing in this Section 6.2 shall limit Operator's ability to charge and retain separate fees for connecting any Cable Subscriber's or Data Subscriber's home to a Cable System or adding additional outlets in a Cable Subscriber's or Data Subscriber's home.


7. ALLOCATION OF GENERAL OPERATIONAL RESPONSIBILITIES OF OPERATOR AND HSAC. During the Term of this Agreement as to each Committed System, the following provisions shall be applicable:

         7.1. Operator Responsibilities. Operator agrees to maintain its RF Plants and facilities in the Committed Systems in conformity with industry standards and the System Data Requirements set forth in EXHIBIT B for the carriage of HSAC Services throughout the Committed Systems.

         7.2. HSAC Responsibilities. Following the commissioning of each Committed System, in addition to the obligations set forth in Section 3.1 above, HSAC agrees that it shall throughout the Term:

                  7.2.1. complete the Full HSAC Services Roll-Out and provide the HSAC Services for Data Subscribers in the Committed Systems;

                  7.2.2. undertake and ensure that the HSAC Services, all HSAC Network Equipment, and all software and services related to the HSAC Services attain and maintain compliance with industry standards and the System Service Requirements;

                  7.2.3. take all reasonable efforts to ensure that HSAC Services are received only by Data Subscribers, and to take all reasonable efforts to prevent unlawful reception, retransmission, or use of the HSAC Services by any means, whether now known or hereafter devised, without the prior written authorization of HSAC;

                  7.2.4. following activation of HSAC Services, control the flow of data that it manages from the Committed Systems to the Internet Portal, and HSAC shall be responsible for third-party software utilized to perform the HSAC Services;

                  7.2.5. provide a toll-free telephone number and a Network Operating Center ("NOC") and Customer Service Call Centers ("Call Center") staffed 24 hour a day, 7 day a week basis (including weekends and holidays) via pager, cell phone, or similar means ("24x7") with telephone support representatives to take calls from Data Subscribers in the Committed System regarding Service Failures, the operation/performance of the Home Equipment Package, and the Internet browser and electronic mail software provided by third parties. HSAC shall answer all such Data Subscriber calls with a greeting mutually agreed upon by the parties. (Operator shall similarly provide HSAC with 24 x 7 "customer service response" for the Committed System/RF portion of the HSAC Services.) HSAC shall make its engineers and technicians available as needed to provide technical support and to serve as liaisons between or among the Data Subscribers, Operator, and HSAC.

         7.3.     Certain Joint Responsibilities.  Operators and HSAC agree:

                  7.3.1. that if either party becomes aware that any unauthorized party is receiving or transmitting any part of the HSAC Services, then such party shall notify the other party in writing of the name and address of such party if and when the first party actually knows the name and address of such third party;

                  7.3.2. to exercise their commercially reasonable efforts to maintain the secrecy of (and occasionally rotate) their software passwords, and notify the other if they become aware that their system passwords may be or have become compromised;

                  7.3.3. to comply with all applicable local, state and federal laws, rules, regulation and franchises in all material respects;

                  7.3.4. to notify the other's NOC and Call Center promptly of any material outages, interruptions, or degradation of service in either Operator's RF Plant or the data portion of the HSAC Services (a "Service Failure") of which they become aware from any source (i.e., a "Notice"). To the extent a Service Failure is traceable to an RF Plant defect or malfunction (whether or not due to Force Majeure), Operator shall provide technical personnel within 4 hours (or on a commercially reasonable basis) of such Notice to respond to such Service Failure and shall repair or replace any malfunctioning equipment as soon as commercially practicable. To the extent the Service Failure is traceable to HSAC Network Equipment or a data stream malfunction, HSAC shall correct the Service Failure within 4 hours (or on a reasonable commercial efforts basis) of such Notice or replace any malfunctioning equipment as soon as commercially practicable; and

                  7.3.5. to cooperate and work together diligently to respond to all Service Failures, and coordinate the scheduling of maintenance that might interfere with the HSAC Services, provided that HSAC shall be responsible for all NOC and customer service functions and requirements not related to the RF Plant of Operator's Cable Systems. Both parties acknowledge that Service Failure-related downtime, incorrect or inaccurate Data Subscriber invoicing, and infrastructure problems shall be given highest priority attention at all times. Operator and HSAC shall each have access to the other's NOC and Call Center on a

24x7 basis for the purpose of troubleshooting Service Failures pursuant to agreed-upon Escalation Procedures, which are attached hereto as EXHIBIT C.

         7.4. Billing; End User Agreement. The procedure for processing subscriptions for HSAC Services, the invoicing of Data Subscribers, and the sharing of Gross Revenues shall be as set forth on EXHIBIT D attached hereto. HSAC shall also distribute to and require Data Subscribers to sign an "End User/Services Agreement" substantially in the form of EXHIBIT E attached hereto which describes the limits placed on Data Subscribers' rights; provided, that HSAC shall be under no obligation to enforce the terms of such End User/Services Agreement.

         7.5. Data Subscriber Cancellation/Disconnect. In the event a Data Subscriber terminates cable TV services with Operator and also cancels its subscription to HSAC Services at the same time, Operator shall notify HSAC of same and use its commercially reasonable efforts to recover and store (but does not guarantee that it shall be able to recover), any rented Home Equipment Package (except for the Ethernet card inside the customer's PC) for and on behalf of HSAC. HSAC and Operator agree that in the event a Data Subscriber cancels only its subscription to HSAC Services, HSAC shall likewise notify Operator and be solely responsible for recovering any rented Home Equipment Package.

         7.6.     Promotional and Build-Out Activities.

                  7.6.1. The parties shall cooperate reasonably with one another regarding the marketing and promotion of HSAC Services to Cable Subscribers with the aim of maximizing the number of Data Subscribers to the extent economically feasible. Such cooperation shall include (i) at Operator's discretion, installation of a "drop/install" at Operator's reasonable expense (may be passed on to the Cable Subscriber) to any Home Passed, (ii) at HSAC's discretion, Operator's installation of a "drop/install" for any commercial sites in a Committed System for which HSAC will pay Operator's reasonable expenses (that may be passed on to the commercial customer), and (iii) reasonable provision of free advertising for the HSAC Services in the form of "ad avails" (i.e., advertising space which is not sold or committed to third parties that Operator designates at its sole discretion as being available for advertising for HSAC Services, "Charter Pipeline," "Marcus OnLine", "Charter Communications", "Marcus Cable", or other brands as Operator may designate at its sole discretion) on Operator's cable TV system, space in bills, statement messaging, and space in installation packs. HSAC shall be responsible for the incremental expenses (if any) associated with Operator's handling bill stuffers, space in bills, statement messaging, and installation packs that are implemented at HSAC's request. In addition, HSAC shall reimburse Operator for forty thousand dollars ($40,000) dollars annually in the aggregate expended by Operator for television advertising to promote the Operator's Internet access brands under which HSAC Services are provided.

                  7.6.2. All marketing and promotional materials, and any materials that have an Operator owned or controlled trade or service mark on them, will comply with the Quality

Controls specified on EXHIBIT F hereto. Before any such materials prepared by HSAC are used, HSAC will transmit a copy to Operator, and Operator will have fifteen (15) days in which to reasonably reject such materials or to request changes be made to such materials. If Operator does not respond to HSAC within such fifteen (15) day period, such materials will be deemed approved for distribution. All marketing and promotional materials will comply with the branding provisions set forth in Section 7.6.5 below and shall be of a standard of quality comparable to marketing and promotional materials prepared and distributed by Operator. Operator grants to HSAC a worldwide, non-exclusive royalty-free licensee to use and reproduce Operator's trademarks, service marks, and brands and to distribute any marketing and promotional materials supplied to HSAC by Operator (in Operator's sole discretion) for purposes of advertising and marketing the HSAC Services in accordance with the terms and conditions hereof.

                  7.6.3. HSAC's marketing team will meet quarterly with each of Operator's regional marketing teams and jointly review marketing plans, strategy, and materials for each Committed System to assure acceptable quality standards in accordance with the procedures in EXHIBIT I and Charter's current Charter Pipeline Branding Guidelines. By October 31 of each calendar year during the Term, HSAC shall also provide Operator with a copy of HSAC's marketing plan (which when implemented shall substantially conform to Operator's approved annual marketing plans for the following year), which Operator may approve or reject in its reasonable discretion. The parties agree to confer and work together to effect any appropriate revisions to HSAC's annual marketing plans and materials, provided that Operator shall not be entitled to unilaterally dictate HSAC's levels of marketing expenditures or HSAC's creative decisions or choice or relative emphasis across various marketing channels, so long as the foregoing shall not result in any detriment to or denigration of Operator's brand image.

                  7.6.4. Subject to Section 7.8 below, Operator shall provide HSAC access (both print copy and electronically at HSAC's expense) to its Customer Lists and other customer databases on a confidential basis solely for the purpose of developing and implementing HSAC's marketing plans, as well as providing "On-Line Help-Desk" modem configuration support, Data Subscriber sign-up, and ongoing customer service.

                  7.6.5.   Branding

                           (a) Without limiting HSAC's obligations under the Content Agreement, the parties agree that all HSAC Services (and all other Internet access and related services performed by HSAC within any Committed Systems' areas) shall be marketed, deployed, and supported in the Committed Systems only under the trademarks "Charter Pipeline," "Marcus OnLine", "Charter Communications", "Marcus Cable" or other brands, service marks, and trademarks as Operator may designate. Operator shall be responsible for registering such brands, service marks, and trademarks and obtaining a matching or closely related domain name. Any such domain names shall be owned by the relevant Operator, or if they are temporarily owned by HSAC, HSAC shall take all steps necessary promptly to transfer and assign such domain names to the relevant Operator.

                           (b) Subject to reasonable Operator oversight, HSAC shall produce and distribute all marketing materials and execute all marketing plans applicable to the HSAC Services. All marketing and promotional materials and any materials that have an Operator owned or controlled trademark on it shall comply with the Quality Controls specified in EXHIBIT F and before any such materials are used, a copy shall be sent to Operator, who shall have fifteen (15) days in which to reject such materials or to request changes be made to such materials. If Operator has not responded to HSAC within the fifteen (15) day period, such materials shall be deemed approved for distribution.

                           (c) Operator shall contribute reasonable ad avails (i.e., advertising space which is not sold or committed to third parties that Operator designates at its sole discretion as being available for advertising for HSAC Services, "Charter Pipeline," "Marcus OnLine", "Charter Communications", "Marcus Cable", or other brands as Operator may designate at its sole discretion), space in bills, bill stuffers, statement messaging, and space in cable installation packs to promote the sales of subscriptions to HSAC Services to Cable Subscribers.

                           (d) Subject to all of the terms and conditions of this Agreement, if a Committed System is withdrawn from this Agreement, then HSAC shall be permitted to continue to use those trademarks, service marks, and brands owned by Operator that HSAC had been using for dial up Internet access services provided in such Committed System immediately before such Committed System was withdrawn from this Agreement for a six (6) month transition period but only for the dial up Internet access services provided within such Committed System's area.

                  7.6.6. Operator shall not be obligated to expand or upgrade its RF Plants in the Committed Systems after a Launch Date. However, the parties agree to jointly review and evaluate periodically the economic feasibility of expanding or upgrading such RF Plants in order to increase the number of Homes Passed and/or commercial Data Subscribers and to determine how such costs shall be shared.

         7.7. Complimentary and Discounted Employee Accounts. HSAC shall at Operator's direction provide to Homes Passed in each Committed System complimentary HSAC Services accounts (except that, unless expressly set forth below to the contrary, such recipients of complimentary service must pay for their own Home Equipment Packages as would any other Data Subscriber) as follows:

                  7.7.1. on a complimentary basis, up to five (5) transferable accounts as designated by Operator;

                  7.7.2. on a complimentary basis, the greater of five (5) additional government/"community service" accounts per Committed System or one per franchise in each Committed System;

                  7.7.3. on a complimentary basis, the number of additional accounts (complete with the modem/Home Equipment Package in this case only) necessary for use within Operator's office(s) to support the HSAC Services (via multiple modems or single-modem with hub/proxy server distribution as the parties may agree);

                  7.7.4. such additional complimentary accounts as HSAC in its sole discretion shall determine; and

                  7.7.5. on a fifty percent (50%) discount basis, additional accounts for Operator's employees at their residences within a Committed System.

         7.8 Ownership of Customer Information. Notwithstanding anything to the contrary set forth in this Agreement, the Data Subscribers and any Customer Lists shall be deemed to be owned solely by, and shall be solely the property of Operator, and all dial-up subscribers to the HSAC Services and related customer lists shall be deemed to be owned solely by, and shall be solely the property of, HSAC.


8. ASSIGNMENT OF DOMAIN NAMES. HSAC shall be responsible for assigning all e-mail and Web Site addresses to Data Subscribers. All e-mail and Web Site addresses for Data Subscribers shall use domain names that are registered in Operator's name and are pre-approved by Operator in writing. HSAC shall keep an updated list of such e-mail and Web Site addresses and shall supply Operator with an electronic copy of such list whenever Operator requests.


9. ENCRYPTION. HSAC may at its option make available security and encryption equipment and/or software to Data Subscribers at no additional charge to Operator; provided, that HSAC is not obligated to do so, nor shall Operator be liable or responsible in any way for the installation and performance of such equipment or software. HSAC represents and warrants that any such security and encryption equipment and software will not interfere with the operation of the Committed Systems in any way.

10.      CONFIDENTIAL INFORMATION.

         10.1. Confidentiality. Each party agrees that it shall not, during or for a period of five (5) years after the Term of this Agreement, permit the duplication, use, or disclosure of any Confidential Information to any person (other than an employee, agent, or representative of the other party who must have such information for the performance of its obligation hereunder), unless such duplication, use or disclosure is specifically authorized by the other party in writing. Each party shall (i) not disclose any Confidential Information to any third person without the express written consent of the other party; (ii) not use, directly, indirectly, or in concert with any other person, any Confidential Information for any purpose other than the performance of their obligations under this Agreement; (iii) use reasonable diligence, and in no event less than that degree of care which such party uses in respect to its own Confidential Information of like nature, to prevent the unauthorized disclosure or reproduction of such information. Without limiting the generality of the foregoing, to the extent that this Agreement permits the copying of Confidential Information, all such copies shall bear the same confidentiality notices, legends, and intellectual property rights designations that appear in the original versions.

         10.2. Exceptions. The confidentiality obligations set forth in Section
10.1 shall not be applicable to Confidential Information which is: (i) in the public domain; (ii) known to the recipient party as of the date of this Agreement as indicated by the recipient's written records, unless the recipient party agreed to keep such information in confidence at the time of its receipt;
(iii) properly obtained hereafter from a source who is not under an obligation of confidentiality with respect to such information; (iv) can be shown to have been independently developed by the receiving party through persons who have not had, either directly or indirectly, access or knowledge of such Confidential Information; or (v) obligated to be produced by law, provided that any party that is so ordered to produce Confidential Information shall give notice thereof to the other party and cooperate reasonably with any attempt by the notified party to enjoin its disclosure.

         10.3. Destruction of Data. Apart from HSAC's obligations to Operator under this Section 10 concerning confidentiality, HSAC shall have no obligation to delete or destroy Operator's information, including Operator's Customer Lists or other Data Subscriber listings, from its computer systems or backup and archival libraries until such time as HSAC's regular procedures for elimination of such data would normally delete or destroy such information. Following a Data Subscriber disconnect, Operator may require the elimination of its data maintained within HSAC's backup and archival libraries prior to the time the data would normally be deleted or destroyed by HSAC, and Operator shall pay for reasonable expenses associated with the early deletion or destruction of all such data.

11.      OWNERSHIP OF MARKS.

         11.1. HSAC Marks. Operator acknowledges that the names and marks "HSA," "HSAC," "HSA Network," "High Speed Access Network," "HSA Data Network," "Darwin Networks," "CATV.net" and other HSAC logos, program names, trademarks, service marks, programs, manuals, documentation, and other support materials covered by this Agreement or otherwise used in connection with the HSAC Service, are the exclusive property of HSAC. Operator has not and shall not acquire any proprietary rights thereto by reason of this Agreement, and Operator shall have no rights to use such names, marks, logos, variations or titles except at the times and in a manner expressly approved by HSAC. Operator shall not publish or disseminate any material that violates any restriction imposed by HSAC.

         11.2. Operator's Marks. Conversely, HSAC acknowledges that the names and marks "Charter," "Charter Communications," "Charter Pipeline," "Charter Mail," "Marcus

OnLine," and other Operator logos, program names, trademarks, service marks, programs, manuals, documentation, host names, domain names, and other support materials under which the HSAC Services shall be rolled-out under this Agreement or otherwise used in connection with the HSAC Services, are the exclusive property of Operator. HSAC has not and shall not acquire any proprietary rights thereto by reason of this Agreement other than its contract rights hereunder, and HSAC shall have no rights to use such names, marks, logos, variations or titles except at the times and in a manner expressly approved by Operator. HSAC shall not publish or disseminate any material that violates any restriction imposed by Operator.

12. REPRODUCTION OF MANUALS AND DOCUMENTATION. Subject to the provisions of Sections 10 and 11.1, Operator shall have the right, at no additional charge, to reproduce solely for its internal use, all manuals and documentation furnished by HSAC relating to the HSAC Services, regardless of whether such manual or documentation is copyrighted by HSAC. All copies of manuals or documentation made by Operator shall include any proprietary notice or stamp that has been affixed by HSAC.

13.      REPRESENTATIONS AND WARRANTIES.

         13.1. HSAC hereby represents and warrants to Operator as follows:

                  13.1.1. HSAC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified to do business as a foreign corporation in all jurisdictions in which it conducts its business.

                  13.1.2. HSAC's execution, delivery, and performance of this Agreement and each of the Other Agreements have been duly authorized by all requisite corporate action, and this Agreement and each of the Other Agreements constitutes a legally valid and binding obligation of HSAC enforceable in accordance with their terms, except as may be affected by laws relating to bankruptcy or insolvency or the application by a court of equitable principles.

                  13.1.3. HSAC's execution, delivery, and performance of this Agreement and each of the Other Agreements shall not violate, conflict with and/or result in a breach or default under HSAC's certificate of incorporation, bylaws or other charter documents, or any judgment, award, decree, agreement or other instrument to which HSAC is a party.

                  13.1.4. No approval, authorization, consent, or order or filing with any court, or governmental or administrative agency or any third party is required in order for HSAC to enter into, deliver, and perform this Agreement, each of the Other Agreements, and the transactions contemplated herein and therein.

                  13.1.5. HSAC either owns or has properly licensed all rights under patent, copyright, trademark, trade secret, and other domestic and foreign intellectual property laws (collectively, "Intellectual Property Laws") that are necessary or required to perform the Full HSAC Services Roll-Out, the HSAC Services, and the other services to be performed by

HSAC hereunder and under the Network Agreements, including, without limitation, all rights under Intellectual Property Laws relating to any equipment (including, without limitation, the HSAC Network Equipment), software or Content that HSAC shall use or shall provide in connection with the Full HSAC Services Roll-Out, the HSAC Services, and the other services to be performed by HSAC hereunder and under the Network Agreements. HSAC's provision and/or operation of the Full HSAC Services Roll-Out, the HSAC Services, and the other services to be performed by HSAC hereunder and under the Network Agreements shall not violate or infringe any Intellectual Property Laws or violate or infringe any rights of third parties.

                  13.1.6. To the best of its knowledge, HSAC has taken all actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the operation and delivery of HSAC Service as provided in this Agreement (aside from normal data packet delays, distortions, and losses (i) on the Internet backbone, (ii) during transport to the Internet Backbone on telecommunication lines leased from a third party, (iii) or during transport from the customer to HSAC over a coaxial cable or fiber optic line) by reason of the advent of the year 2000, including, without limitation, that all its computer-based systems, embedded microchips and other data processing capabilities have been designed or modified and fully tested in such a manner that such computer-based systems, embedded microchips and other data processing capabilities will not generate any invalid and/or incorrect date-related results or cause any of the problems commonly referred to as "Year 2000 problems" and will, without interruption or manual intervention, continue to operate consistently, predictably and accurately and in accordance with all of the requirements of this Agreement, including without limitation, meeting all specifications and/or functionality and performance requirements, when used during any year prior to, during or after the calendar year 2000. HSAC does not warrant that interruptions in HSAC Service will not occur due to the network or systems failures of other parties, including utilities and phone services, caused by "Year 2000 problems."

         13.2. Each Operator hereby represents and warrants, severally, but not jointly, and only as to itself, to HSAC as follows:

                  13.2.1. It is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in all jurisdictions in which it conducts its business.

                  13.2.2. Their execution, delivery, and performance of this Agreement and each of the Other Agreements have been duly authorized by all requisite corporate action, and this Agreement and each of the Other Agreements constitutes a legally valid and binding obligation of each of them enforceable in accordance with their terms, except as may be affected by laws relating to bankruptcy or insolvency or the application by a court of equitable principles.

                  13.2.3. Their execution, delivery, and performance of this Agreement and each of the Other Agreements shall not violate, conflict with and/or result in a breach or default under their respective certificates of incorporation, bylaws or other charter documents, or any judgment, award, decree, agreement or other instrument to which either of them is a party.

                  13.2.4. No approval, authorization, consent, or order or filing with any court, or governmental or administrative agency or any third party is required in order for it to enter into, deliver, and perform this Agreement, each of the Other Agreements and the transactions contemplated herein and therein.

                  13.2.5. The franchise agreements with the various franchising authorities with jurisdiction over the Committed Systems do not and will not prohibit Operator from offering the HSAC Services directly or through HSAC under this Agreement. Operator shall bear all costs associated with obtaining any such "data over cable" franchise rights and authorizations (if so needed), pay any franchise taxes related or applicable thereto, and indemnify HSAC with respect to any such costs or taxes, whether or not retroactively assessed.

                  13.2.6. Operator either owns or has properly licensed all rights under Intellectual Property Laws that are necessary or required to utilize Operator's trademarks, service marks, or brands and the marketing and promotional materials licensed to HSAC hereunder, and HSAC use of the foregoing shall not violate or infringe any Intellectual Property Laws or intellectual property rights of third parties.

                  13.2.7. To the best of its knowledge, it has taken all actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the operation and delivery of HSAC Service as provided in this Agreement (aside from normal data packet delays, distortions, and losses (i) on the Internet backbone,
(ii) during transport to the Internet Backbone on telecommunication lines leased from a third party, (iii) or during transport from the customer to HSAC over a coaxial cable or fiber optic line) by reason of the advent of the year 2000, including, without limitation, that all its computer-based systems, embedded microchips and other data processing capabilities have been designed or modified and fully tested in such a manner that such computer-based systems, embedded microchips and other data processing capabilities will not generate any invalid and/or incorrect date-related results or cause any of the problems commonly referred to as "Year 2000 problems" and will, without interruption or manual intervention, continue to operate consistently, predictably and accurately and in accordance with all of the requirements of this Agreement, including without limitation, meeting all specifications and/or functionality and performance requirements, when used during any year prior to, during or after the calendar year 2000. Operator does not warrant that interruptions in HSAC Service will not occur due to the network or systems failures of other parties, including utilities and phone services, caused by "Year 2000 problems."

14.      INDEMNITY.

         14.1. HSAC will indemnify, defend, and hold harmless each Operator and its respective affiliates, agents, successors, assigns, representatives, officers, and directors from and against any liabilities, lawsuits, penalties, claims, demands, awards, judgments, settlements, costs, and expenses (including, without limitation, actual reasonable attorneys' fees and expenses on account thereof) that arise or result from: (i) the breach by HSAC of any of its representations, warranties, or covenants hereunder, (ii) HSAC's management, operation, control or provision of the HSAC Services, or (iii) any violations of any United States export control restrictions relating to the encryption equipment and/or software made available by HSAC to Data Subscribers under
Section 9 above, including, without limitation, in any such case any liabilities, lawsuits, penalties, or claims related to defamation, infringement, criminal activities, and fraud, except to the extent that any such liabilities, lawsuits, penalties, claims, demands, awards, judgments, settlements, costs or expenses arise from such Operator's operation, management, and maintenance of its RF Plant.

         14.2. Each Operator will severally, but not jointly, and only with respect to its own acts or omissions, indemnify, defend, and hold harmless HSAC and its affiliates, agents, successors, assigns, representatives, officers, and directors from and against any liabilities, lawsuits, penalties, claims, demands, awards, judgments, settlements, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses on account thereof) that arise or result from: (i) the breach by such Operator of any of its representations, warranties or covenants hereunder, or (ii) such Operator's operation, management, and maintenance of such Operator's RF Plant, including, without limitation, in any such case, any liabilities, lawsuits, penalties, or claims related to defamation, infringement, criminal activities, and fraud, except to the extent that any such liabilities, lawsuits, penalties, claims, demands, awards, judgments, settlements, costs or expenses arise from HSAC's management, operation, control or provision of the HSAC Services.

         14.3. HSAC agrees to indemnify, defend, and hold harmless each Operator and its respective affiliates, agents, successors, assigns, representatives, officers, and directors, and each Operator agrees severally, but not jointly, and only with respect to its acts or omissions, to indemnify, defend, and hold harmless HSAC and its affiliates, agents, successors, assigns, representatives, officers, and directors, from and against any liabilities, lawsuits, penalties, claims, demands, awards, judgments, settlements, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses on account thereof) that may be made for injuries, including death to persons, resulting from the indemnifying party's negligent or willful acts or omissions or those of persons employed by the indemnifying party, its agents, or subcontractors. Each Operator and HSAC respectively agree to notify the other parties promptly of any written claims or demands against the indemnified party for which the indemnifying party is deemed responsible hereunder; provided, that, any failure to so notify shall not affect the substantive rights hereunder.

15.      LIMITATION OF LIABILITY, INSURANCE.

         15.1. Limitation of Liability. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS DETAILED IN SECTION 14 ABOVE, IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (EVEN IF THAT PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM OR RELATED TO A BREACH OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

         15.2. Insurance. At all times during the Term, HSAC shall maintain: (i) appropriate policies of general liability, casualty, and business interruption or disruption insurance, each with aggregate coverage of at least two million dollars ($2,000,000) with commercially reasonable deductibles; (ii) appropriate workers compensation insurance to cover HSAC's employees against injury to themselves or others and casualty accidents while performing HSAC Services; and
(iii) appropriate insurance policies with at least two million dollars ($2,000,000) of coverage per incident with commercially reasonable deductibles covering against claims for intellectual property infringement. All such HSAC insurance policies shall name Operator as an additional insured party.

         15.3. Specific Performance. HSAC and Operator each acknowledges that the rights granted, and services to be provided to each other hereunder are of a special, unique, unusual, extraordinary, and intellectual character, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages, and that an actual or threatened material breach by either party hereunder would cause the other party irreparable injury and damage. Subject to
Section 9.2.2 off the Content Agreement, each party agrees that, if it commits or is about to commit a material breach of this Agreement, the other party will be entitled to injunctive or other equitable relief as a remedy for any such actual or threatened material breach, without the requirement to post any bond or other security therefor.

16. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date, and as to a particular Committed System, continue for a term of five (5) years thereafter from the Launch Date for each such Committed System (the "Initial Term"). Following such Initial Term, this Agreement shall automatically renew itself on a year-to-year basis (a "Renewal Term") unless terminated by notice from either party at least three (3) months prior to the expiration of the Initial Term or any such Renewal Term.

17.      [Intentionally Deleted]

18.      TERMINATION

         18.1. Operator Remedies. In addition to all of Operator's other rights and remedies at law or equity, Operator has the right to (i) terminate this Agreement, (ii) renegotiate this Agreement, (iii) remove a particular Committed System from this Agreement, or (iv) retract HSAC's exclusive rights as to a particular Committed System, if there has been a Termination Event as set forth in Section 18.3 hereof. Operator's selection of any one of these remedies shall not preclude Operator from selecting any other of such remedies for the same or other Termination Event. Except as set forth in Sections 18.6 and 19 below, in the event that a Termination Event occurs which is limited to a particular Committed System, Operator may exercise the forgoing rights only with respect to the Committed System in question and not this entire Agreement.

         18.2. Actions upon Termination. Except as set forth in Section 18.4 to the contrary, upon any termination or cancellation of this Agreement as to a particular Committed System for any reason whatsoever: (i) such Committed System shall be removed from EXHIBIT A and from this Agreement, (ii) Operator shall purchase from HSAC at book value (based on straight line depreciation) any ownership rights that HSAC has in the HSAC Network Equipment, Home Equipment Package, or any other equipment or software owned by HSAC that is committed to such Committed System; (iii) HSAC shall comply with the Conversion Requirements with respect to such Committed System; and (iv) HSAC shall transfer to Operator all Confidential Information, Customer Lists, and any data related to or about the Data Subscribers relating to the applicable Committed Systems.

         18.3. Termination Events. The following shall be deemed "Termination Events:"

                  18.3.1. HSAC fails to meet Launch Date applicable to a particular Committed System;

                  18.3.2. HSAC fails at any time to comply with the System Service Requirements in any material respect and has not cured such lack of compliance to Operator's reasonable satisfaction within sixty (60) after Operator has provided HSAC with written notice of such non-compliance. Operator shall have the right to at least once every three (3) months to reasonably audit or observe HSAC's operations in order to determine if HSAC is complying with the System Service Requirements;

                  18.3.3. There is a failure of the HSAC Services and/or the HSAC Network Equipment such that the HSAC Services are not available to a majority of Data Subscribers in a Committed System in the same manner as such HSAC Services are normally available to such Data Subscribers, which failure is not cured or repaired within thirty (30) days after Operator gives HSAC written notice thereof;

                  18.3.4. HSAC becomes insolvent, or a petition under any bankruptcy act shall be filed by or against HSAC (which petition shall not have been dismissed within thirty (30) days thereafter), or HSAC executes an assignment for the benefit of creditors, or a receiver is appointed for HSAC or its assets, or HSAC takes advantage of any insolvency or any like statute;

                  18.3.5. HSAC fails to upgrade or replace any equipment or software used in relationship with the HSAC Services such that such equipment no longer complies with the vendor's standards and/or industry standards for such equipment, and such failure is not cured within thirty (30) days after Operator gives written notice thereof to HSAC;

                  18.3.6. HSAC shall fail to pay to Operator any and all sums payable to Operator as and when due hereunder within thirty (30) days after Operator gives HSAC written notice of such failure;

                  18.3.7. HSAC shall fail to carry, distribute and support the Vulcan Content (as defined in the Content Agreement) on an exclusive basis for all Cable Systems and other HSAC customers utilizing the HSAC Services in accordance with the terms of the Content Agreement, HSAC shall carry any Competing Content (as defined in the Content Agreement) in violation of the Content Agreement, or HSAC shall breach the provisions of Section 6.3 of the Content Agreement; and


                  18.3.8. Operator certifies by written notice to HSAC that HSAC failed to achieve the Minimum Penetration Rate within eighteen (18) months after the Launch Date applicable to a Committed System.


         18.4. Termination other than for a Termination Event. In addition to Operators other rights and remedies hereunder, Operator shall have the right at any time to withdraw any Committed System or terminate HSAC's exclusive rights to provide HSAC Services with respect to any such Committed Systems for any reason not covered in Sections 18.3, 18.6 and/or 19. If Operator does so, then such Committed System shall be withdrawn from this Agreement, provided that (i) Operator has provided ninety (90) days prior written notice, (ii) Operator pays to HSAC the Termination Fee, (iii) Operator shall purchase from HSAC at book value (based on straight-line depreciation) any ownership rights that HSAC has in the HSAC Network Equipment and Home Equipment Package related to such Committed System, and (iv) if such termination occurs within twelve (12) months after the Launch Date with respect to a Committed System, Operator shall reimburse HSAC for HSAC's actual, out-of-pocket marketing expenses paid by HSAC with respect to such Committed System prior to date of termination. Notwithstanding the foregoing, if Operator's withdrawal of a Committed System from this Agreement under this Section 18.4 occurs as a result of Operator's sale or other disposition of such Committed System, and the successor MSO or other successor owner or operator of such Committed System assumes Operator's obligations hereunder with respect to such Committed System, then Operator shall not be obligated to comply with the provisions of subsections 18.4(ii), (iii) and (iv) above in connection with such termination.

         18.5. Replacement of Committed Systems. If upon the removal of a Committed System from this Agreement for any reason other than termination or expiration of this Agreement, the aggregate number of Homes Passed in all Committed Systems hereunder falls below 750,000, then Operators will designate additional Cable Systems as Committed Systems hereunder such that the total number of Homes Passed in all Committed Systems under this Agreement is not less than 750,000.

         18.6. Termination for Repeated Withdrawal of Committed Systems. In the event that Operator withdraws from this Agreement pursuant to Section 18.1 above (not including Committed Systems withdrawn pursuant to Section 18.4 above) a number of Committed Systems equal to or greater than 50% of the total number of Committed Systems initially included in Exhibit A to this Agreement as of the Effective Date, then Operator shall have the right to terminate this Agreement upon thirty (30) days prior written notice to HSAC, without any further liability or obligation to HSAC.

19. EXCLUSIVITY TERMINATION. In addition to those reasons permitted elsewhere in this Agreement, Operator may also terminate HSAC's exclusive rights under
Section 2.1 hereof if it is reasonably necessary to comply with any statutes, regulations, or court orders.

20. INDEPENDENT CONTRACTORS. All work performed by HSAC in connection with the HSAC Service described in this Agreement shall be performed by HSAC as an independent contractor and not as the agent, employee, joint venture or partner of Operator. All persons furnished by HSAC shall be for all purposes solely HSAC's employees or agents and shall not be deemed to be employees of Operator for any purpose whatsoever. HSAC shall furnish, employ, and have exclusive control of all persons to be engaged in performing services under this Agreement and shall prescribe and control the means and methods of performing such maintenance services by providing adequate and proper supervision. Nothing contained herein shall be deemed to create a relationship of joint venture, associates, principal and agent or partnership between the parties hereto and neither party shall hold itself out to the contrary. Each party is acting as principal hereunder.

21. FORCE MAJEURE. Neither party shall be responsible for any Service Failure or delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, lightning, embargo, government requirement, riots or civil commotion, acts of civil or military authority, embargoes, strikes, acts of God, power surges, acts or omissions of carriers/utilities, or other causes or contingencies beyond its reasonable control (a "Force Majeure"); provided, that (i) neither party shall be relieved under this Section 21 from its obligations under Section 7 hereof with respect to timely repairs of Service Failures caused by such Force Majeure, and (ii) HSAC has complied with the manufacturers' or vendors' suggested maintenance for any equipment used in providing the HSAC Services to the extent such maintenance would have reduced the likelihood of or damage caused by any Force Majeure. If any such event of Force Majeure occurs and such event continues for ninety (90) days or more, the party delayed or unable to perform shall give immediate notice to the other party, and the party affected by the other's delay or inability to perform may elect to suspend performance of its allocable portions or duties with respect to the HSAC Services for the duration of the condition. The affected party may resume performance of its duties once the condition ceases, and the period of this Agreement shall be deemed extended for such affected Committed System up to the length of time the condition endured.

22. ASSIGNMENT. HSAC shall not have the right to assign this Agreement to any person or entity without the prior written consent of Operators, except that HSAC may without Operator's consent assign its rights, but not its obligations, to a subsidiary of HSAC, provided, that, no such assignment will relieve HSAC of liability for its obligations hereunder. Operators may assign this Agreement to any person or entity, and this Agreement shall be binding and inure to the benefit of their successors and assigns. Each party shall be permitted to assign this Agreement and grant a security interest in its contract rights and tangible/intangible property interests (including the HSAC Network Equipment and Home Equipment Packages) arising under this Agreement for purposes of securing financing from its commercial lender(s). However, as a condition to doing so, HSAC shall be obligated to obtain non-disturbance agreements in form and substance satisfactory to Operators from each such lender under which such lender agrees that, notwithstanding such lender's exercise of its rights as a secured creditor, such lender and its assigns shall not disturb, affect or interfere with HSAC's provision of the HSAC Services hereunder. All assignments in contravention of this Section 22 shall be null and void and of no force or effect. Either party shall provide the other party with thirty (30) days prior written notice of any permitted assignment hereunder.

23. AMENDMENTS, MODIFICATIONS, OR SUPPLEMENTS. Amendments, modifications, or supplements to this Agreement shall be permitted, provided all such changes shall be in writing signed by the authorized representatives of both parties unless otherwise expressly permitted in this Agreement, and all such changes shall reference this Agreement and identify the specific articles or Sections of this Agreement that is amended, modified, or supplemented.

24. NOTICES. All notices, demands, or other communications herein provided to be given or that may be given by any party to the other shall be deemed to have been duly given when made in writing and delivered in person, or upon receipt, if (a) deposited in the U.S. mail, postage prepaid, certified mail, return receipt requested; (b) sent by nationally recognized overnight courier in a postpaid wrapper, or (c) by facsimile, addressed as follows:

Notices to HSAC:                    HIGH SPEED ACCESS CORP.
                                    1000 West Ormsby Ave., Suite 210
                                    Louisville, KY 40210
                                    Attn: W. Kent Oyler, CEO
                                    Phone: 502-515-3232
                                    Fax: 502-515-3101

         With a copy to:            John G. Hundley, General Counsel
                                    Phone: 502-515-3342
                                    Fax: 502-515-3101

Notices to Operator:                CHARTER COMMUNICATIONS, INC.
                                    12444 Powerscourt Drive, Suite 400
                                    St. Louis, MO 63131

                                    Attn: Steve Silva, SVP
                                    Phone: 314-965-0555
                                    Fax: 314-965-8793

         With a copy to:            Curt Shaw, General Counsel
                                    Phone: 314-965-0555
                                    Fax: 314-965-8793

                                    MARCUS CABLE, INC.
                                    Attn: Steve Silva, SVP
                                    Phone: 314-965-0555
                                    Fax: 314-965-8793

         With a copy to:            Curt Shaw, General Counsel
                                    Phone: 314-965-0555
                                    Fax: 314-965-8793


or to such address as the parties may provide to each other in writing from time to time.

25. OBLIGATIONS TO SURVIVE TERMINATION. The parties recognize and agree that the provisions of Sections 1, 10, 11,13, 14,15, 20, and 22 through 32 of this Agreement, shall survive the cancellation, termination, or expiration of this Agreement with respect to each Committed System.

26. GOVERNING LAW. The validity, construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

27. HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

28. WAIVERS. Any waiver by either party of any breach of any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

29. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement and Annexes hereto are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

30. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any of which may be deemed an original, but all of which taken together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile.

31. EQUAL CONSTRUCTION. This Agreement is negotiated and drafted by parties equally represented by counsel and no clause or provision herein should be construed as having been drafted other than equally by both parties.

32. ENTIRE AGREEMENT. This Agreement and the Exhibits thereto and hereto constitute the entire agreement between the parties and any parties who have in the past or who are now representing either of the parties hereto, and replaces and supersedes all prior agreements, written and oral, relating to the subject matter hereof, between the parties to this Agreement.


              [The rest of this page is left intentionally blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first written above.

                                        HIGH SPEED ACCESS CORP.


                                        By:     /s/ Robert S. Saunders
                                            -----------------------------
                                        Date:
                                              ---------------------------

                                        CHARTER COMMUNICATIONS, INC.


                                        By:     /s/ Curtis S. Shaw
                                            ------------------------------
                                        Date:
                                              ----------------------------

                                        MARCUS CABLE, INC.


                                        By:     /s/ Curtis S. Shaw
                                            ------------------------------
                                        Date:
                                              ----------------------------

                                LIST OF EXHIBITS



EXHIBIT A         CABLE TELEVISION/AFFILIATE COMMITTED SYSTEMS COVERED BY THIS
                  AGREEMENT

EXHIBIT B         SYSTEM DATA REQUIREMENTS

EXHIBIT C         ESCALATION PROCEDURES FOR TROUBLESHOOTING

EXHIBIT D         REVENUE SPLITTING; BILLING

EXHIBIT E         CUSTOMER END USER/INTERNET SERVICES AGREEMENTS

EXHIBIT F         QUALITY CONTROL

EXHIBIT G         SYSTEM SERVICE REQUIREMENTS

EXHIBIT H         CONVERSION REQUIREMENTS

                                    EXHIBIT A

                   COMMITTED SYSTEMS COVERED BY THIS AGREEMENT


                                   [ATTACHED]

EXHIBIT A                                  COMMITTED SYSTEMS
TO NETWORK SERVICES AGREEMENT             CHARTER-MARCUS-HSA

                                                                        Homes      Launch
 Region        System Name         Headend Location          State      Passed      Date*
-------------------------------------------------------------------------------------------------
Southeast      NEWNAN              Newnan                     GA        25,471      11/1/98
Southeast      Lanett              Lanett                     AL        14,699      1/1/99
N. Central     Eau Claire          Eau Claire                 WI        40,855      2/1/99
Southeast      HENRY COUNTY        Stockbridge                GA        35,999      2/1/99
Southeast      HENRY COUNTY        Jackson                    GA         4,012      2/1/99
Southeast      THOMASTON           Thomaston                  GA        10,583      2/1/99
N. Central     Rice Lake           Rice Lake                  WI         9,125      3/1/99
Central        Columbus            Columbus                   IN        25,879      3/1/99
Southeast      Manchester          Manchester                 GA         5,091      3/1/99
Southern       ALBERTVILLE         Albertville                AL        26,582      3/1/99
Southern       GUNTERSVILLE        Guntersville               AL        10,425      3/1/99
Southeast      Morristown          Morristown                 TN        36,984      4/1/99
Southeast      CAMP LEJEUNE        Camp LeJeune               NC        11,332      4/1/99
N. Central     Rosemount           Rosemount                  MN        37,050      4/1/99
Central        New Albany          New Albany                 IN        32,146      4/1/99
Southern       HARTSELLE           Hartselle                  AL        27,618      4/1/99
Southeast      Johnson City        Johnson City               TN        30,717      5/1/99
Southern       HAMMOND             Folsom                     LA        65,223      5/1/99
Central        Peru                Peru                       IN         9,909      5/1/99
Southeast      DUBLIN              Dublin                     GA        11,452      5/1/99
Northeast      Pepperell           Pepperell                  MA        13,901      5/1/99
Southeast      ERWIN               Buies Creek                NC        27,775      6/1/99
Central        Monticello          Monticello                 IN        11,571      6/1/99
Southern       ALEXANDER CITY      Alexander City             AL        19,844      6/1/99
Central        Frankfurt           Frankfort                  IN         7,822      7/1/99
Southeast      BUNCOMBE            Buncombe Co.               NC        34,820      8/1/99
Southeast      GAFFNEY             Gaffney                    SC        15,558     12/1/99
Southeast      GAFFNEY             Union                      SC        10,075     12/1/99
Southeast      SANFORD             Sanford/Whispering Pines   NC        18,390     12/1/99
Southeast      CARROLLTON          Carrollton                 GA         7,344     12/1/99
-------------------------------------------------------------------------------------------------
                                                            Subtotal   638,252

N. Central     Ashland             Ashland                    WI         6,108          ??
N. Central     Onalaska            Onalaska                   WI        15,586          ??
Southeast      Bristol             Bristol                    TN        27,024          ??
Southeast      Black Mountain      Black Mountain             NC        11,268          ??
Southeast      Waynesville         Waynesville                NC        22,080          ??
N. Central     Red Wing            Red Wing                   MN         6,952          ??
Central        Connersville        Connersville               IN         9,156          ??
Central        Rushville           Rushville                  IN         3,694          ??
Central        Warsaw              Warsaw                     IN        12,106          ??
-------------------------------------------------------------------------------------------------
                                                            Subtotal   113,974

                                             GRAND TOTAL               752,226

* The Launch Dates indicated in this column are tentative and subject to the completion of engineering review, commissioning/Attainment Measures for the head-ends, and the required joint review and approval of Marketing plans, etc.

                                    EXHIBIT B

                         CABLE SYSTEM DATA REQUIREMENTS
                     (TECHNICAL REQUIREMENTS FOR RF PLANTS)

         1. HSAC shall inspect and characterize Operator's one-way and two-way RF cable plant to determine its feasibility for digital data transmission for One-Way or Two-Way cable modems. This characterization shall focus on the integrity of the cable plant against interference, intermodal distortions, ingress, system noise, and transient/impulse noise.

         2. HSAC has established guidelines for Operator wishing to implement digital data transmission on their cable plant. The guidelines shall recommend CATV plant and equipment configurations to achieve a desired level of signal reliability and quality in digital data transmission.

         3. Operator's RF/cable network must possess at least 400 MHz of bandwidth (with at least one (1) 6 MHz channel reserved and dedicated to HSAC Service/data flow) and otherwise continuously meet the following minimum performance standards, measured at designated end-of-line test points throughout the cable plant. Although constituting on a sample of pertinent issues, the following test points should be selected such that they are representative of all areas of the cable distribution system. Each Committed System's head-end must also pass at least 4,000 homes.

         4. HSAC shall issue a written report detailing the RF/cable network deficiencies and recommendations for improvements, i.e., the Attainment Measures.

                          ANALOG PERFORMANCE PARAMETERS

                  a. In-Band Frequency Amplitude Response - Frequency response of the cable network indicates the variation of system gain as a function of frequency measured in dB. As a general guideline the amplitude characteristic shall be within a range of +/- 2 dB from 0.75 MHz to 5.0 MHz above the lower boundary frequency of a cable television channel, referenced to the average of the highest and lowest amplitudes within these frequency boundaries.

                  b. VISUAL CARRIER-TO-NOISE RATIO (CNR) - The guideline that HSAC establishes for CNR values is in accordance with FCC specification 76.6059(a)(7) that defines the ratio of RF visual signal level to system noise to be not less than 43 dB.

                  c. DISTORTIONS - Distortions are defined as the ratio of visual signal level to RMS amplitude of any coherent disturbances such as intermod products, second and third-order distortions or discrete frequency interfering signals not operating on proper offset assignments. The guideline which HSAC has established is defined by FCC specification 76.605(a)(8) and specifies the following: (i) the ratio of visual signal level to coherent disturbances shall not be less than 51 dB for non-coherent channel cable television systems, when measured with modulated carriers; and (ii) the ratio of visual signal level to coherent disturbances which are frequency-coincident with the visual carrier shall not-be less than 47 dB for coherent channel cable systems, when measured with modulated carriers and time-averaged.

                  d. HUM MODULATION - This is the variation in the amplitude of a CW carrier at the power line frequency of 60 Hz or its harmonics induced as a result of passing through the cable network. The HSAC guideline is defined by FCC regulation 76.605(a)(10), which requires that the peak-to-peak variation in visual signal level caused by undesired low frequency disturbances (hum or repetitive transients) generated within the system, or by inadequate low frequency response, shall not exceed 3 percent.

                  e. INGRESS AND IMPULSE NOISE LEVELS - Ingress is the level of unwanted ambient signals leaking into the CATV plant as a result of such things as imperfect shielding, loose connectors, cracked cabling and other plant defects. Impulse noise has different spectral characteristics, which invades spectral power densities as the frequency increases. Causes of impulse noise include AC arcing of electric motors, power utility transformers, electrostatic discharges, lightning and other transient sources that can produce a loss of synchronization on digital transmission systems. In characterizing plant performance, HSAC guidelines dictate that impairments should be maintained, collectively, at a nominal averaged level not to exceed -50 dBc with respect to video carriers, while recognizing that noise becomes visible in the video domain at -55 dBc and shall thus cause deterioration to optimum synchronization of the data carrier. Further, to maintain optimal RF downstream efficiency, HSAC specifies impairments that cause end-of-line Carrier-to-Noise (CNR) performance to drop below a minimum constant value of 43 dB is unacceptable and shall result in interrupted high-speed data access service to the customer.

                  f. GROUP DELAY RESPONSE DISTORTION - No standards are currently defined that specify minimum performance for this parameter. HSAC guidelines however specify that as a general rule, delay response over the return path should match that over the forward path. It is recommended that the return frequencies be located 6 MHz from either the upper of lower limits of the return bandwidth. This shall help minimize any group delay associated with the roll-up or roll-off of the return spectrum.

                  g. RETURN PLANT VISUAL CARRIER-TO-NOISE RATIO (CNR) - HSAC guidelines specify a minimum 36 dB visual CNR over the forward plant, defining 40 dB CNR as the more ideal threshold parameter. The expected higher level of noise sources in the return path is mitigated by the reduction of video and data carriers on the upstream.

                  h. RETURN IN-BAND FREQUENCY AMPLITUDE RESPONSE DISTORTION - HSAC guidelines are consistent with FCC specification 76.605(a)(6), requiring that the amplitude characteristic of a video carrier in the return direction to be within a range of +/- 2 dB from 0.75 MHz to 5.0 MHz should also apply to reverse video transmission.

                  i. DISTORTION - HSAC expects that the level of CSO and CTB distortions on the return path* shall be generally lower than the forward path, due to the limited number of RF video carriers interacting with each other in this sub-low frequency spectrum. To maintain the integrity of the return path data transmission, HSAC would generally not expect to see more than two video carriers in this spectrum. Therefore, HSAC guidelines for distortions in the return path follow the same FCC specification 76.605(a)(8) which applies to the forward path, which is not less than 51 dB for standard CATV systems (modulated carriers and time averaged).

                  j. SIGNAL AVAILABILITY- HSAC in cooperation with the Operator shall jointly maintain the same goal of providing reliable, uninterrupted signal transport over both the forward and reverse plant*. Cable maintenance practices that routinely interrupt service must be discouraged, and HSAC requests that Operator provide it with advance notice of any interruptive testing or maintenance practice that could result in the disruption of signal flow in either the forward or return path. This advance notice is required in order that proper customer service levels can be adequately maintained. In extreme cases, high speed data customers can be notified of possible service disruptions.

                  k. TESTING - HSAC and Operator jointly agree to periodically test the forward and return RF paths* of the CATV system. Such testing is required to document performance parameter thresholds to the extent that high-speed data services are not adversely affected. In the absence of such routine testing, Operator agrees to notify HSAC of any adverse irregular signal level condition on the plant, intermittent or continuous, which persists longer than a 12-hour interval.

* Applies only to 2-way cable plant high speed data solution. Single path, 1-way hybrid high speed data solutions need not adhere to these specifications.

                                    EXHIBIT C

                    ESCALATION PROCEDURES FOR TROUBLESHOOTING

                                 TIER I SUPPORT

Tier I customer service/On-Line Help Desk is the "front line" of the HSA Corp./MSO product offering. The responsibility of Tier I service is to provide information to the customer, initiation and changes of service, billing inquiries and some low-level trouble shooting, and frequently asked questions. Tier I shall include the following:

-        Start, stop and changes of service

-        Determination of service eligibility

-        Product information

- Provisioning and initial setup script - IP address generation, logins, email setup, password capturing, etc.
-        Service installation and dispatch scheduling and setup

-        Trouble ticket status reporting

- Initial problem resolution. Tier I shall include reasonably simple scripted troubleshooting (based on script provided by HSCA) and cable network related problem diagnosis

-        Billing and pricing questions

                                 TIER II SUPPORT

In the event that Tier I is not able to resolve any Service Failures or any Tier I problems within twenty four (24) hours such Service Failure and Tier I problems shall escalate to Tier II. Tier II customer service is the diagnostic and problem resolution layer of the HSAC/MSO customer service offering. In this layer, the symptoms of the problems are understood and recorded, the problem(s) are determined and action is taken to resolve problem(s). This group shall have advanced technical troubleshooting skills and tools. Support from this group shall include:

-        Desktop OS support.

-        HSAC network information.

-        HSAC delivered software support.

-        Problem diagnosis and resolution.

-        Build knowledge base and on-line information systems.

-        Handle Wed and E-mail support.

                                TIER III SUPPORT

In the event that Tier II is not able to resolve any Service Failures or any Tier II problems within forty eight (48) hours such Service Failure and Tier II problems shall escalate to Tier III. Tier III shall provide customer service and network operations support. This group shall handle any call not able to be resolved by Tier II. In addition to resolving the more difficult customer problems, this group shall be doing ongoing network monitoring. This group shall work twenty four (24) hours a day, seven (7) days a week with all available personnel to resolve all Tier III problems.



         Notwithstanding the above, within 60 days of the Effective Date of this Agreement, the parties will mutually agree to a written Escalation procedure that will, include, without limitation, daily notification to Operators of all customers experiencing an outage or trouble call as used in the Service Requirements Exhibit beyond 24 hours.

                                    EXHIBIT D

                           REVENUE SPLITTING; BILLING

SPLITTING OF GROSS REVENUES.

         D.1 Base Payments for HSAC Services. During the Term of this Agreement as to a particular Committed System, if Operator designates HSAC to handle billing of Data Subscribers, HSAC shall pay to the Operator an amount (i.e., "Operator's Share") equal to the percentages, by service category, as shown in TABLE A, of Gross Revenues. If Operator decides to handle billing of Data Subscribers, it shall pay to HSAC an amount (i.e., "HSAC's Share") equal to 100% of Gross Revenues minus the percentage Operator's Share, by service category, of Gross Revenues as shown in TABLE A.


                                    TABLE A
                                    -------
                    SERVICE                       OPERATOR'S SHARE
                    -------                       ----------------
               Dial Up Express                         15%
               One-Way Cable Express                   50%
               Two-Way Cable Express                   50%
               Other Optional Services                 50%


         D.2 Data Subscriber Refunds. HSAC's local management shall have the discretion to offer reasonable credits/refunds of Gross Revenues to Data Subscribers resulting from Out-of-Compliance Events, which amounts shall be deducted from the Operator's Share or added to HSAC's Share, as the case may be. The determination of when Out-of-Compliance Events occur may be monitored and reported by HSAC to the Operator on a monthly basis. As used herein, an "Out-of-Compliance Event" occurs when the HSAC Services are rendered inoperable or unusable due to the Committed Systems failing to meet System Data Requirements or to a Service Failure traceable to the Operator's RF Plant/Committed Systems (and such is not corrected within the period specified in Section 7.3.4 of the Agreement) other than failures caused by a Force Majeure.

         D.3 Settlement, Verification. Within thirty (30) days following the end of each and every calendar month during the term thereof, the party handling billing and collection shall deliver to the other party a statement (a "Statement") showing the computation of the Operator's/HSAC's Share (derived from the total number of Data Subscribers and Gross Revenues) in accordance with this EXHIBIT E, which Statement shall specify amounts collected by region, and remit same by negotiable instrument. Each party shall keep books and records relating to the Operator's Share and HSAC's Share in accordance with generally accepted accounting principles, consistently applied. During the Term hereof and for three years thereafter, both HSAC and the Operator or their authorized representatives may, at its own expense, visit each other's offices during regular business hours, subject to suitable protections relating to confidentiality and non-disclosure, to inspect and make extracts and copies of any such books and records in order to determine the accuracy of the Statements.

If any audit of Statements undertaken by either party in accordance with this Section E.3 discloses a five percent (5%) or greater discrepancy from the Statement(s) generated by the audited party, such party shall pay such amounts to the auditing party and reimburse the auditing party for all costs incurred in connection with such audit.

         D.4 Billing. Operator shall determine on a Committed System-by-System basis which of Operator or HSAC will invoice Data Subscribers and collect Gross Revenues. Operator shall provide HSAC access (both print copy and electronically at HSAC's expense) to its Customer Lists and other customer databases on a confidential basis for the purpose of developing and implementing a billing system. HSAC and Operator shall work together to develop and implement an electronic interface between HSAC and Operator for tracking and invoicing Data Subscribers and vendors. With respect to those Committed Systems where HSAC in invoicing the Data Subscribers, HSAC shall at its expense arrange for a data exchange/software interface to be written and implemented which enables HSAC to access and interface with Operator's billing system for purposes of updating on a real-time basis both HSAC's and Operator's systems regarding the status of Data Subscriber accounts so that such accounts may be automatically managed in the same manner that as Cable Subscriber accounts are managed.

         D.5 Most Favored Nation. Notwithstanding anything set forth herein to the contrary, HSAC agrees that during the term of this Agreement the Operator's Share paid to Operator under paragraph E.1 above shall not be less than that paid to other MSO or Cable System operators with whom HSAC contracts to provide HSAC Services.

                                    EXHIBIT E

                 CUSTOMER END USER/INTERNET SERVICES AGREEMENTS

                                  See attached

        READ THIS NOTICE AND THE ATTACHED SERVICES AGREEMENT CAREFULLY!!

Charter Pipeline Corp. d/b/a CHARTER PIPELINE has offered to provide cable modem Internet access service to the undersigned Customer only upon the terms and conditions set forth in the attached Charter Pipeline Services Agreement.

The undersigned Customer wishes to subscribe, and has placed an order to subscribe, to the Charter Pipeline Internet Access Service upon the terms and conditions set forth in the attached Agreement. The undersigned Customer represents and agrees that he or she has had a reasonable opportunity to read the attached Agreement, and ask questions, and receive answers from representatives of Charter Pipeline regarding its contents and provisions, which are incorporated herein by reference. By signing this Notice in the space provided below and returning it to an authorized representative of Charter Pipeline, the Customer hereby affirmatively manifests his or her assent and agrees to the bound to the terms and conditions of such Agreement.


                   Customer:
                             ---------------------------------------

                   Name:
                             ---------------------------------------

                   Address:
                             ---------------------------------------


                             ---------------------------------------

                   Signature:
                             ---------------------------------------

                   Telephone
                   No.:

                             ---------------------------------------

                   Date
                             ---------------------------------------

Please sign and return only this Notice to the local Charter Pipeline system office/representative. The attached Services Agreement is yours to keep for reference.

                                CHARTER PIPELINE
                               SERVICES AGREEMENT
                                      FOR
                         CABLE INTERNET ACCESS SERVICE

THIS CHARTER PIPELINE SERVICES AGREEMENT (the "Services Agreement") CONSTITUTES YOUR AGREEMENT with HSA Corp. d/b/a Charter Pipeline, 1000 W. Ormsby Ave, Suite 210, Louisville, Ky 40210, hereinafter "we", "our", "us", or "Charter Pipeline"), and Internet access/transmission service (the "Service") as it pertains to your (hereinafter "you", "your" or "Customer") use of the Charter Pipeline Internet Access Service at your residence or place of business.

CHARTER PIPELINE SERVICE; SERVICES AGREEMENT. We agree to provide to you, and you agree to accept from us, our Charter Pipeline high-speed access to the Internet service (the "Service" or "Cable Express") for a SINGLE CABLE CONNECTION any provision to add other connections at your residence or place of business. By ordering and/or using the Service, you and all members of your household and their guests or your employees agree to be bound by and are obligated to use the Service under and in compliance with the terms and provisions of this Services Agreement. We reserve the right, at our discretion, to change, modify, add or remove the terms of this Services Agreement at any time. Notification of changes in service will be posted on Charter Pipeline Corp. web site (www.CharterPipelinecorp.net), or sent to you via E-mail. Your single cable connection use of the Service after such notice shall constitute your acceptance of such modification(s) as an amendment to this Agreement. To the extent permitted by law, you waive any and all objections you may now or hereafter have to the enforceability of this Services Agreement against you, specifically including, but not limited to, any objections or claims that it is a shrinkwrap or contract of "adhesion."

LICENSE: Subject to the terms hereof, during the term of this Services Agreement, we grant you a non-exclusive, non-transferable, limited license to use the Service to access the Internet. Except for the license granted herein, all rights, title and interest in "data" accessed by you in all languages, formats and media throughout the world, including all copyrights and trademarks therein, are and shall continue to be the exclusive property of Charter Pipeline or the owners of other data made accessible to you via the service. If you are a residential customer, your right to use Charter Pipeline extends to all members of your immediate family. If you are a business, the right to use Charter Pipeline extends to all of your employees; however, you also agree that your use is limited to one cable or dial-up connection at a time per account unless otherwise agreed in writing with us.

CUSTOMER'S USE OF CHARTER PIPELINE ONLINE NETWORK: You agree that the Service may only be used for lawful purposes. Transmission of any material in violation of any federal or state statute or regulation is prohibited, including but not limited to material that is copyrighted legally judged to be threatening, defamatory, indecent, obscene child pornography or protected by trade secret for exportation of encryption software or over materials in violation of federal export control laws. You agree not to use the Service, including but not limited to, the cable modem, power supply, and any software provided by us for any illegal, abusive or fraudulent purpose, or to achieve unauthorized access to any computer systems, software, data or other copyright or patent protected material or to copy or reproduce any of the foregoing without authorization. If you do, you acknowledge that your access to the service may be suspended or terminated and that you may be referred by Charter Pipeline OnLine to appropriate law enforcement agencies.

PROTECTION OF PASSWORDS; NO RESALE. You are responsible for the use of your account(s), and the confidentiality of your password(s). We will suspend your access or change your access passwords to the Service immediately upon notification by you that your password has been stolen, lost or otherwise compromised. You must notify Charter Pipeline of any known or suspected unauthorized use(s) of the your account, or any known or suspected breach of security, including loss, theft, or unauthorized disclosure of your password or credit card information. You also agree not to resell or redistribute access to the Service in any manner. The prohibition on resale of access includes, but is not limited to the provision of E-mail, FTP and Telnet access, or any other Internet access or website hosting services.

IP ADDRESSING. We will provide you with a dynamically assigned IP address as a component of the single-user Service. You agree not to alter, modify or tamper with the IP address or those of any other person connected to the Service. We will own all rights in and to such IP address and we will recover the IP address upon disconnection, discontinuance or termination of the Service. We reserve the right to disconnect or reclassify the Service to commercial grade for failure to comply with any portion of this Agreement. Static IP addresses are available to you for an additional fee.

AGE OF CUSTOMER: If you are less than 18 years of age, the Agreement must be accepted by a parent or legal guardian who is responsible for all charges and bears all liability related to the use of the Service account(s). By accepting this

Agreement, the parent or legal guardian recognizes that Charter Pipeline does not control content or subject matter of data or other information available on the Internet, and agrees to supervise any access to the Internet by minors.

HOME COMPUTER. In order to receive and utilize the Service and must own a computer with a 166 MHz Pentium(R) or compatible microprocessor and 16 MB of RAM (minimum), and Microsoft Windows 95(R) or higher version. Apple(R), Macintosh(R) or Windows NT(R) systems may also be supported.

OWNERSHIP AND USE OF EQUIPMENT: SOFTWARE LICENSE. Unless purchased by you, the cable modem, cables and power supply equipment that we lease to you will at all times be our property. You agree to immediately return to us in good condition upon disconnection of Service all such equipment* subject to reasonable wear and tear. You will use reasonable care to avoid damaging the cable modem and power supply, and will not move, relocate, alter, sell, lease, license, assign, encumber or otherwise tamper with the equipment. If the equipment* is not returned to us in good condition immediately upon termination of Service, you will be charged and agree to pay us $495.000 for its replacement. Subject to the terms and conditions hereof, we further grant you a limited, non-exclusive license to use any software we provide for your use in connection with the Service only. This license terminates upon termination of this Agreement, or disconnection of Service.

            *Except for the ethernet interface card supplied and installed in your home computer, which is and will remain your property. We shall have no responsibility or duty to install or remove the ethernet card.

INSTALLATION. Either you or an authorized reseller are solely responsible for installing the ethernet/network interface card in your home computer at your sales cost and expense. When any software associated with the ethernet card and/or the cable modem is installed on your home computer, the system files may be modified. The opening of your home computer and/or the installation of software may disrupt the normal operations of your home computer and/or cause the loss of files. Neither we nor your cable TV company are responsible for any such loss. FOR THESE AND OTHER REASONS, WE RECOMMEND STRONGLY THAT YOU BACK-UP ALL FILES PRIOR TO INSTALLATION.

ACCESS AND INTERRUPTIONS OF SERVICE. We will make a reasonable effort to make the Service available to you twenty-four (24) hours per day, seven (7) days per week. It is possible that there will be interruptions of Service. The Service is an ethernet-like protocol service spread over a shared network which co-exists on your cable television service, and you and all other users share a finite amount of bandwidth. We will manage the Service to provide appropriate bandwidth for as many customers as possible. HOWEVER, YOU ACKNOWLEDGE AND AGREE THAT THE SERVICE MAY BE TEMPORARILY LIMITED, INTERRUPTED OR CURTAILED FOR MANY REASONS INCLUDING WITHOUT LIMITATION TO SYSTEM CAPACITY LIMITATIONS IMPOSED OR EXPERIENCED BY THE UNDERLYING COMMUNICATIONS CARRIES, GOVERNMENTAL ACTIONS, FORCE MAJEURE, OR BECAUSE OF TEMPORARY EQUIPMENT OR SYSTEMS FAILURES OR MODIFICATIONS, UPGRADES, MAINTENANCE, REPAIRS OR SIMILAR ACTIVITIES REQUIRED OR APPROPRIATE IN CONNECTION WITH THE DELIVERY OR IMPROVEMENT OF THE SERVICE: the Service may also affect the video programming portion of your cable television service and you agree to waive any and all claims that are related to the foregoing and to report any problems with your video programming services to the local cable TV office by telephone.

CUSTOMER SUPPORT. We will attempt to provide you with "Help Desk" support which can be accessed by telephone or by e-mail. Support may also be provided via software provided by us. We will not provide support for the Service if you use any hardware or software that has not been supplied by us or pre-approved in writing by us. The telephone numbers and e-mail addresses for support services, as well as hours of operation, are printed in the your Service Guide and are available online. If you use or modify the hardware or any software we supply to you, or the Equipment requires a visit to your residence or place of business for repair or correction, we reserve the right to charge you for the visit and labor required to correct the situation. We will not undertake to correct or repair hardware or software which we do not supply.

NO LIABILITY FOR OBSCENE OR OTHER OFFENSIVE CONTENT, PORNOGRAPHY, ETC. You acknowledge and understand that we only provide access to the Internet. We do not publish (other than e-mail messages that we may from time to time send you regarding the Service), control, monitor or restrict the information, programs, e-mail, "chat rooms", interactive gaming or other material that is available to your residence or place of business through the Internet, the World Wide Web, or through USENET newsgroups. YOU MAY FIND OR ACCESS MATERIALS THROUGH OUR SERVICE THAT YOU FIND TO BE SHOCKING, PROFANE, ABUSIVE AND/OR OFFENSIVE AND YOU ASSUME THAT RISK. YOU MAY, IN FACT, FIND SOME MATERIAL TO BE OBSCENE, SEXUALLY EXPLICIT, OR OTHERWISE INDECENT. YOU RECOGNIZE THAT CHARTER PIPELINE IS NOT RESPONSIBLE FOR THIS MATERIAL, AND ACKNOWLEDGE THAT YOU HAVE BEEN NOTIFIED THAT SUCH MATERIAL IS PRESENT. YOU ARE SOLELY AND EXCLUSIVELY RESPONSIBLE AND AT RISK FOR (I) ALL INTERNET CONTENT ACCESSED VIA THE SERVICE BY YOU AND OTHER MEMBERS OF YOUR HOUSEHOLD OR BUSINESS AND THEIR GUESTS, AND (II) PROVIDING SUITABLE ADULT SUPERVISION OF ANY PERSON WHO IS LESS THAN EIGHTEEN (18) YEARS OF AGE AND USES THE SERVICE AT YOUR RESIDENCE OR PLACE OF BUSINESS TO ACCESS THE INTERNET. You agree that neither we nor your cable company are in any manner responsible for any claims, losses, actions, damages, suits or proceedings arising out of or otherwise relating to such content accessed using the Service.

NO LIABILITY FOR PARENTAL EMPOWERMENT SOFTWARE. You may want to consider installing blocking and filtering software developed by others that empower parents and teachers to restrict their children's and students' access through the Internet to objectionable or inappropriate material, and that protect or prohibit them from corresponding with criminals or disclosing personal or other information. Your acknowledge that we do publish such software, and agree that neither we nor your cable company are in any manner responsible for the effectiveness of these blocking and filtering technologies.

NO "HACKING", "SPAMMING" OR INFRINGEMENT OF OTHER'S RIGHTS. You agree not to publish on or over the Internet any content which violates or infringes upon the rights of any other person. You also agree not to use the Service or cable modem for any illegal purpose, to achieve unauthorized access to another party or person's computer systems, software, data or other copyright or patent protected material (commonly referred to as "hacking"). You agree not to interfere with the use of the Service or the equipment by other customers or disrupt the Service backbone network nodes or network services. You also agree not to send unsolicited e-mail to our subscribers or anyone else without our explicit written permission for each instance of communication. You further agree not to upstream unsolicited distribution lists in e-mail or other mass unsolicited e-mail (commonly referred to as "spam"). Your violation of any of these promises is grounds for immediate termination of Service and this Agreement. If we are challenged by a third party regarding the suitability of your content, we may, at our sole discretion, suspend or terminate your access to the Internet through our systems. We assume no liability whatsoever for any losses, claims, damages, expenses, liabilities or costs (including legal fees) arising out of or in connection with allegation, claim, suit or other proceeding based upon your use of the Service or our Equipment or brought by any third party based upon or arising out of the violation or infringement of any of the copyright, patent, trademark, trade secret or other industrial or intellectual property rights or contractual rights of any third party.

NO LIABILITY FOR UNAUTHORIZED ACCESS; ENCRYPTION; FILE-SHARING. We treat communications and data traffic on our through our Service as strictly confidential and do not access, use or disclose contents of private communications, except in limited circumstances as compelled or permitted by law. However, since the Service is a shared network used by subscribers to video programming and our Service which provides access to the Internet (and beyond such network the Internet does not provide security), it is possible that others may access or monitor your data traffic. You acknowledge that the Internet systems use public access facilities to transmit voice and data communications, and that the Service may accordingly not be completely private. Accordingly, we do not warrant that any data or files sent or received by you over the Service will not be subject to unauthorized access by others or that other users (i.e., "hackers") will not gain access to your home computer. We are not liable to you for any claims, loss, damages or cost that may result from your lack of privacy on the Internet by virtue of your use of the Service. IN ADDITION, THE SERVICE IS CONFIGURED TO DISABLE PEER-TO-PEER NETWORKING/FILE-SHARING. IF YOU REQUEST THAT WE ENABLE THAT FEATURE, YOU WILL BE REQUIRED TO SIGN A SEPARATE RELEASE AND LIABILITY WAIVER IN WHICH YOU ACKNOWLEDGE THE EXTREME SECURITY RISKS TO YOUR COMPUTER AND THE PRIVACY OF YOUR DATA FILES ASSOCIATED WITH SUCH NETWORKING. MOREOVER, IF YOU CHOOSE TO RUN APPLICATIONS WHICH PERMIT OTHERS TO GAIN ACCESS TO YOUR COMPUTER, YOU DO SO AT YOUR OWN RISK AND SHOULD TAKE APPROPRIATE SECURITY MEASURES. FOR THESE AND OTHER REASONS, YOU MAY WANT TO CONSIDER INSTALLING THIRD-PARTY AUTHENTICATION-ENCRYPTION SOFTWARE TO PROTECT YOUR DRIVES AND DATA/E-MAIL FILES. We extend no warranty and accept no liability with respect to the effectiveness of such software.

NO LIABILITY FOR VIRUSES. We make no representation or warranty that any software installed on your home computer or which you may download from the Internet, any on-line service provider or other information provider (other than us) does not contain any virus or other damaging or destructive attribute.

OTHER CHARGES; CREDIT CARD CHARGES. You understand and acknowledge that you may incur other costs and expenses for certain information, products and services from persons, firms or entities other than us, including without limitation such on-line services as America OnLine(R) or The Microsoft Network(R). You agree that you shall be solely and exclusively responsible and liable for all such charges, which are in addition to the fees and charges payable to us. With respect to any Internet-based transactions that you undertake or participate in through the Internet, you are solely and exclusively responsibility to make the payments in connection with such transactions and to protect the security of all credit information from unwanted or unauthorized charges. Neither we nor your cable company shall have any liability or responsibility to you in connection with Internet-based transactions, unauthorized use of your credit or debit cards, credit availability or information, or your personal or financial information.

GENERAL DISCLAIMER OF WARRANTIES AND MORE LIMITATIONS OF LIABILITY; INDEMNITY. You hereby acknowledge that we exercise no control whatsoever over the content of the information passing through Charter Pipeline network. You also understand that alternative and competing Internet communications carriers are available to you. Occasional interruption or irregularities in the service may occur. WE PROVIDE CHARTER PIPELINE TO YOU ON AS "AS IS, AS AVAILABLE" BASIS, WITHOUT WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE WARRANTIES OF PERFORMANCE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS DISCLAIMER OF WARRANTY EXPRESSLY EXTENDS TO ANY LIABILITY

FOR REIMBURSEMENT FOR LOSS OF INCOME DUE TO DISRUPTION OF SERVICE BY CHARTER PIPELINE ONLINE OR ANOTHER INTERNET SERVICE PROVIDER(S). You further acknowledge that use of the Service or any information obtained via the Service is at your sole risk, and that we, your cable company and Internet content contributors shall not be liable to you for any direct, indirect or exemplary, incidental, indirect, special, or consequential losses or damages relating in any way to demands or claims involving or arising in any manner out of: (a) your use of, inability to use, or failure to perform research or related work, or to work properly, the Internet, Internet data, or the Service, (b) inaccurate or poor quality Internet data obtained through the Service, (c) loss of data resulting from delays, non-deliveries, misdeliveries or service interruptions, and (d) the installation, maintenance, failure, removal, or use of the cable modem and ethernet card equipment or cancellation of Service. You further agree to indemnify and hold harmless Charter Pipeline and your cable company from any claims of any nature whatsoever resulting from your use of Charter Pipeline Service or you're in violation of any provision of this Agreement.

BILLING: PAYMENT OBLIGATIONS FOR CHARTER PIPELINE SERVICE. Billing and payment provisions for the Service, including the set-up and monthly recurring charge (payable by debit to your credit or debit card account unless otherwise agreed), are as set forth in the Service Guide pricing schedule which is incorporated herein by reference, or as otherwise agreed to in writing by the parties. You also agree to pay all applicable federal, state and local fees or taxes, and any additional telephone company charges and fees that may apply to your Service (for dial-up return). We have the right to terminate your Service if an invoice from us is not fully paid when due and impose a late fee of not more than 5% on any outstanding amount as a one-time late charge, at our discretion, for failure to pay all bills within 30 days of billing. We may charge a reasonable service fee for all returned checks and bank card or charge card charge-backs. If you discontinue the Service or are disconnected, you agree to pay a reconnect charge before reconnection. You will be responsible for all expenses (including reasonable attorney's fees) incurred by Charter Pipeline Online in collecting any unpaid amounts due in accordance with this Agreement. We also reserve the right to change from time-to-time the amount of the monthly Service fee and any other applicable charges upon reasonable advance written notice to you. In no event shall such notice be less than ten (10) days prior to the effective date of such change. All charges are exclusive of sales, use and other taxes, which are your responsibility.

TERMS AND TERMINATION. This Services Agreement shall become effective at such time as you first use the Service, and shall continue in force until a period of not less than one (1) month has expired, at which time it shall renew itself indefinitely on a month-to-month basis until terminated by either party upon thirty (30) days written notice by either party. Charter Pipeline Online, in its sole business judgment, may terminate this Agreement immediately or suspend your access to the Service upon any breach of this Agreement by you, including, but not limited to, refusal or failure to pay for services provided or disruptive on-line behavior. Upon termination for any reason, we reserve the right to delete any data left by you on Charter Pipeline-owned and controlled computers, and all rights and licenses granted to you hereunder shall terminate automatically.

EFFECT OF AGREEMENT. This Agreement embodies the entire understanding between you and Charter Pipeline OnLine with respect to the subject matter hereof, and supersedes any and all prior understandings and agreements, oral or written, relating thereto.

FORCE MAJEURE. Charter Pipeline Online's performance hereunder is subject to interruption and delay due to causes beyond its reasonable control such as acts of God, acts of any government, war or other hostility, civil disorder, fire, explosion, power failure, equipment failure, industrial or labor disputes, inability to obtain the necessary equipment and supplies, and the like.

SEVERABILITY. If one or more of the paragraphs in this agreement are found to be unenforceable or invalid, your and Charter Pipeline Online's agreement on all other paragraphs is unaffected.

NOTICES. Except as otherwise provided herein, you may provide notice to us of any matters affecting this Services Agreement at the address provided in the preamble hereto.

GOVERNING LAW. This Agreement shall be governed by and construed under the laws (without reference to the conflicts of laws rules) of the Commonwealth of Kentucky.

WAIVER. Failure of any party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce such provision.

                                    ADDENDUM

                                       TO

                  CHARTER PIPELINE INTERNET SERVICES AGREEMENT

                 CABLE MODEM ACCEPTABLE USE POLICY (AUP) 6/1/98


Your Internet access is facilitated by use of a cable modem, and consequently cable modem-specific issues must be addressed. This Cable Modem AUP constitutes an Addendum to the terms and conditions of the standard Charter Pipeline Internet Services Agreement which you have assented to and do hereby consent to by the continued use of the Service. The standard and cable AUPs are written in plain English and apply equally to all CHARTER PIPELINE Network subscribers. This AUP may be updated from time to time upon notice to you as described in the Services Agreement.

CABLE MODEM ACCOUNT USAGE

Your Cable Modem account is a single user, non-server, non-commercial, unlimited access account ONLY. CHARTER PIPELINE Network makes other accounts available to you that will allow commercial or server access if you need it. These options should be explored should your needs be other than the Cable Modem Standard Account. If you wish to add a hub and provide access to more than one computer in your household under your Cable Modem Standard Account, additional fixed/static or dynamically-assigned IPs and bandwidth through-put can be purchased for this purpose.

As noted previously, PROXY servers are NOT allowed under a residential Cable Modem Standard Account, and customers who attempt to connect more than one machine to a given modem via PROXY of any type (WinProxy, WinGate, etc.) without paying for additional IPs will have their service disconnected. The Cable Modem Standard Account cannot be used to run a server, whether commercial or otherwise. The servers that CANNOT be run include, but are not limited to, FTP, HTTP (Web), POP and SMTP (Mail), DNS, NNTP, and PROXY. These services are capable of over-utilizing the bandwidth that all Charter Pipelineoration Cable Modems share and, as such, are measured in a different way with regard to payment. If we find you operating a server, you will be asked to remove it. Should you not remove the server from usage, your account and Internet access will be suspended, and your activity may be referred to local law enforcement authorities. Repetitive suspensions (as defined by Charter Pipelineoration) for violation of this rule will result in termination of Cable Modem Service without the option to obtain a new account.

ANY USER OF THE CHARTER PIPELINEORATION SYSTEM THAT VIOLATES ANY OF THE ABOVE RULES WILL BE SUBJECT TO ACCOUNT CANCELLATION AT OUR DISCRETION WITHOUT RECOURSE OR REFUND.

                                    ADDENDUM
                                       to
                  CHARTER PIPELINE INTERNET SERVICES AGREEMENT

                          WAIVER AND RELEASE REGARDING
                            PEER-TO-PEER NETWORKING


"I", the undersigned customer, have requested that you, Charter Pipeline, as my Service ISP, enable "peer-to-peer" networking privileges for my account. I understand that once file-sharing is enabled, my Service will operate much like a Local Area Network (LAN), which means that PC machine users on my cable network will be able to identify and gain access to one another through the use of broadcast frames, such as Windows(R) file sharing (called SMB [server message block] or CIFS [common Internet file system]). This makes my computer and data files vulnerable to unauthorized access, review and corruption.

I hereby represent, warrant, agree and acknowledge:

1) that once you configure my Service to enable file-sharing privileges and run applications that permit others to gain access to my computer, you can neither monitor or control such access, and cannot protect me from hackers, viruses or corrupted files that may be introduced;

2) that I am in sole and complete control of my password, and that I alone am responsible for taking appropriate security measure to encrypt my data/e-mail files or install third-party user-authentication software (I further agree that you extend no warranty and accept no liability with respect to the effectiveness of such software);

3) that I understand completely the EXTREME security risks posed to my computer/data files and my privacy as a consequence of enabling such networking, and are nevertheless willing to do so at my own risk; and

4) that you shall not be liable in any manner whatsoever as a result of any losses, damages, claims or costs that I may incur as a result of someone else gaining access, whether it be authorized, unauthorized (including accidental), to my PC.

I further waive any and all expectations of privacy or security that I may now or hereafter have with respect to my online activities, and waive and release you from any liability with respect to such peer-to-peer networking.

Customer Name:                               [Printed]
              -----------------------------
Account No.:
            -------------------------------

                                             Date:
-------------------------------------------       --------------------------
Signature

                                    EXHIBIT F

                                 QUALITY CONTROL

CONDITIONS AND LIMITATIONS ON OPERATOR MARKS LICENSE

OWNERSHIP.

                           HSAC agrees and expressly acknowledges that nothing
herein shall give it any right, title, or interest in the Operator's trademarks, service marks, and brands (except the right to use as a licensee in accordance with the terms of this Agreement), that the Operator's Trademarks, service marks, and brands are the sole property of the Operators and its affiliates and that any and all use of the Operator's Trademarks, service marks, and brands by HSAC inures to the benefit of the Operator and its affiliates.

                           HSAC agrees not to raise or cause to be raised any
questions, claims or objections concerning the validity of Operator's and/or its affiliates' title to the Operator's Trademarks, service marks, and brands on any grounds whatsoever. HSAC agrees it will do nothing inconsistent with the ownership of the Operator's Trademarks, service marks, and brands by Operator and/or its affiliates and agrees to notify Operator and its affiliates of any unauthorized or inappropriate uses of the Operator's trademarks, service marks, and brands of which it becomes aware. HSAC shall provide reasonable assistance (at Operator and its affiliates' expense) in any defense against challenges to the Operator's trademarks, service marks, and brands, if requested to do so by Operator and its affiliates.

                           If HSAC is required to register the Operator's
trademarks, service marks, and brands under any statute for registration of fictitious business names or any other type of registration, HSAC shall notify Operator and its affiliates before registration and shall only register in a form approved by Operator and its affiliates. Upon termination of this Agreement, HSAC shall immediately take all necessary steps to eliminate any such registrations.

SUBLICENSES.

                           HSAC shall not sublicense its right to use the
Operator's trademarks, service marks, and brands under this Agreement without the prior written consent of Operator and its affiliates, which may be withheld for any reason.

RESTRICTIONS ON USE.

                           All uses of the Operator's trademarks, service marks,
and brands by HSAC shall be made together with the appropriate ["(TM)"] ["(R)"] symbol in connection with the Operator's trademarks, service marks, and brands.

                           All uses of the Operator's trademarks, service marks,
and brands by HSAC shall include a legend indicating that each of Operator's Trademarks, service marks, and brands is owned by its respective owner.

                           HSAC agrees not to use any mark or device identical
with or confusingly similar to the licensed Operator's trademarks, service marks, and brands in connection with any HSAC Product or service, except as permitted by this Agreement.

QUALITY CONTROL.

                           HSAC agrees to use the Operator's trademarks, service
marks, and brands only in connection with the lawful goods and/or services specified herein, and agrees that such goods and/or services shall be of a standard of quality at least as high as that of similar goods and/or services produced by Operator and its affiliates. Operator and its affiliates alone shall judge, in its reasonable discretion, whether or not HSAC has met or is meeting the standards of quality so established.

                           At least once each year, HSAC shall provide Operator
and its affiliates with (i) at least one (1) representative sample of each Licensed Product, (ii) at least one (1) representative set of materials used in providing each Licensed Service, (iii) at least two (2) different representative samples of advertising for Licensed Products and Services, and (iv) at least two
(2) different representative samples of advertising for Licensed Services. Upon Operator and its affiliates' reasonable request, HSAC shall provide Operator and its affiliates with additional, different samples of the items set forth in the foregoing sentence and permit inspection of HSAC's operation.

                           If at any time HSAC's products, packaging therefor,
or services associated with the Operator's trademarks, service marks, and brands do not meet the quality standard set forth herein as reasonably determined by Operator and its affiliates, Operator and its affiliates shall have the right to require HSAC to discontinue the use of the Operator's trademarks, service marks, and brands in connection with the sale of such products and/or services unless modifications satisfactory to Operator and its affiliates are made within ninety
(90) days from notice of disapproval.

                           HSAC shall comply with all applicable laws and
regulations and obtain all appropriate governmental approvals pertaining to the sale, distribution, and advertising of goods or services covered by this license.

COSTS OF USING OPERATOR'S TRADEMARKS, SERVICE MARKS, AND BRANDS.

                           HSAC shall bear any and all costs associated with the
use, printing, and placing of the Operator's trademarks, service marks, and brands on all retail boxes, documents, or web pages.

                                   EXHIBIT G

                          SYSTEM SERVICE REQUIREMENTS

     TECHNICAL SPECIFICATIONS

     HSAC will at its expense add more HSAC Network Equipment, lines and/or bandwidth capacity from the head-end to its internet Portal at such time as Internet data traffic on the System reaches the lesser of: (A) an average data traffic statistic of *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of network and HSAC e-mail, newsgroup and other HSAC content servers' capacity during peak time, or (B) an average data traffic statistic of *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of capacity during any 24-hour day, tested in 5-minute increments, except and unless such traffic is attributable to incremental Vulcan Content as set forth in the Programming Content Agreement.

     HSAC will purchase and install such quantities of HSAC Network Equipment (i.e., Portmaster Com Controllers and routers) and transport bandwidth in One-Way Systems such that dial-up Data Subscribers will not experience busy signals, at any one time, of more than *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* between the Effective Date and December 31, 1998, *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION*, between January 31, 1999 and May 31, 1999, and *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* from and after June 1, 1999.

     SERVICE SPECIFICATIONS

     HSAC Call Center will answer inbound calls with one or more appropriate greetings specified by Operator, and will be experienced in/trained to support all HSAC Services requirements.


     HSAC Call Center will maintain and inbound call "abandon" (i.e., customer call goes unanswered and hangs up) rate not to exceed *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* between the Effective Date and December 31, 1998, *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* between January 31, 1999 and May 31, 1999, and *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* from and after June 1, 1999.

     HSAC will resolve *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of all non-RF Plant-related trouble calls within 24 hours and *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of all non-RF Plant-related trouble calls within 36 hours prior to May 31, 1999, and *CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION* of all non-RF Plant-related trouble calls within 24 hours from and after

June 1, 1999

     OTHER OPERATIONAL MATTERS

     HSAC and Operator will consult and agree upon an "off-peak" schedule for HSAC Services/RF Plant downtime for purposes of preventive maintenance/testing.

     In the sole discretion of the Operator or an affiliate of Vulcan, Operator or such Vulcan affiliate may make its "where available/if available" fiber available to HSAC on a "preferred customer pricing/most favored nation status" basis for HSAC's head-end to head-end or head-end to ISP/Internet portal data transport needs in connection with its provisioning of HSAC Services in Committed Systems.

     Starting in June 1, 1999, HSAC will produce monthly reports that track compliance on a daily basis for all service requirements specified in this Exhibit G. Until June 1, 1999 such obligation shall be satisfied by HSAC providing to Operator the Help Desk Call Center Activity Report, in its current format, on a monthly basis.

                                   EXHIBIT II

                            CONVERSION REQUIREMENTS

     In the event of the termination of the Agreement or the withdrawal of Committed Systems from the Agreement, HSAC agrees to work with Operator to develop transition and conversion procedures to protect the normal service levels provided to Data Subscribers.

     HSAC will provide continuing network and call center and NOC support to Operators and the successor ISP for a period of 120 days following such termination or withdrawal to ensure seamless Internet access to Data Subscribers. Operator will reimburse HSAC for HSAC for its actual, out-of-pocket expenses relating to such support, and HSAC shall continue to receive its share of Gross Revenues from any Data Subscriber for whom HSAC is still providing Internet Access. In addition, during the conversion period, HSAC will provide Operators with all customer database information in machine readable form that complies with widely accepted industry formats.

                                    EXHIBIT I

                    APPROVAL PROCESS BETWEEN CHARTER AND USA

     HSAC and Operators may by mutual agreement revise the following requirements form time to time.

o HSAC develops the marketing and sales strategy for Charter Pipeline overall plan and plan by System. Such Plan must stay within the guidelines of Charter's current published Charter Pipeline Branding Guidelines.

o    Charter reviews marketing strategy with HSA.

o    HSAC develops a plan for implementation by System/Region.

o HSAC develops and implements all tactics subject to approval by signature by Charter Region management (see below).

o Charter develops the branding strategy for Charter Pipeline, which must be incorporated in all HSAC tactics.

o When Charter is reviewing/approving tactics. Charter is looking to uphold the integrity of its brands, product and company. The intention of the Charter approval is not to have Charter "art direct" but oversee the use of our brands.

o Charter will provide HSAC with our confidential "Charter Pipeline Marketing Overview." Charter will also provide Charter Pipeline branding guidelines and Charter Communications logo sheets. All logo sheets will also be available in hard copy and electronically.

o In cases where HSAC intends to use a "shell" form other high-speed services offered by HSAC and other Cable companies. Charter Corporate and Regional management must approve the pieces and any Charter customization.

o Charter Corporate recommends that HSAC involve Charter Corporate, when possible, early on in the process of developing marketing materials.

     o    Direct Mail

       o Copy must be approved by Charter Corporate and Region with a signature

       o Color comps or dylux, with copy dropped in, must be approved by Charter Corporate and Region with a signature

       o HSAC should not wait until the chromes stage for approval it is to costly if you wait

       o    Cross channel

       o It is recommended Charter Corporate review USAs "agency input document" and that Charter Corporate and Region review creating brief concept strategy

         * Boards (image and copy) must be approved by Charter Corporate and Region with a signature

         * HSAC to get all Charter input before editing - it is too costly if you wait

*        Radio

         * Scripts must be approved by Charter Corporate and Region with a signature

*        Print

         * Print ads (graphic and copy) must be aproved by Charter Corporate and Region with a signature before running

* Public Relations - Charter Corporate and Regional management must approve all press releases and publicity generated by HSA.

* Other Tactics - any copy and design must be approved by Charter Corporate and Region with a signature before execution

In the cases where Charter has developed a marketing piece for Charter Pipeline for Earthlink systems and it is decided by HSAC to use the material for Charter pipeline HSAC systems, Charter will provide a fair and reasonable quote for the piece to HSA.

Seeds and Samples

* Regional Marketing VPs should create and provide to HSAC a seed list of Charter Region and Corporate names for seeding all direct mail lists.

* Regional Marketing VPs should create and provide to HSAC a list of Charter Region and Corporate names and quantities per name to receive samples. Samples should be distributed to HSAC before tactic is implemented.

Timeline for Approval Process

         * Charter has 15 days to approve or make recommendations to a piece submitted by HSA. We recommend bringing Charter into the process as early as possible.